                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                      LOAN, GUARANTY AND SECURITY AGREEMENT

                                  BY AND AMONG

                        PAYLESS SHOESOURCE FINANCE, INC.

                                  AS BORROWER,

                        THE GUARANTORS SIGNATORY HERETO,

                               AS CREDIT PARTIES,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                         WELLS FARGO RETAIL FINANCE, LLC

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                          DATED AS OF JANUARY 15, 2004

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                                TABLE OF CONTENTS

1.       DEFINITIONS AND CONSTRUCTION............................................................................     1
         1.1      Definitions....................................................................................     1
         1.2      Accounting Terms...............................................................................    28
         1.3      Code...........................................................................................    28
         1.4      Construction...................................................................................    28
         1.5      Schedules and Exhibits.........................................................................    29

2.       LOAN AND TERMS OF PAYMENT...............................................................................    29
         2.1      Revolver Advances..............................................................................    29
         2.2      Revolver Increase..............................................................................    30
         2.3      Borrowing Procedures and Settlements...........................................................    31
         2.4      Payments.......................................................................................    38
         2.5      Overadvances...................................................................................    40
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................    40
         2.7      Cash Management................................................................................    42
         2.8      Crediting Payments.............................................................................    45
         2.9      Designated Account.............................................................................    45
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................    46
         2.11     Fees...........................................................................................    46
         2.12     Letters of Credit..............................................................................    46
         2.13     LIBOR Option...................................................................................    50
         2.14     Capital Requirements...........................................................................    54

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................    54
         3.1      Conditions Precedent to the Initial Extension of Credit........................................    54
         3.2      Conditions Subsequent to the Initial Extension of Credit.......................................    56
         3.3      Conditions Precedent to all Extensions of Credit...............................................    56
         3.4      Term...........................................................................................    57
         3.5      Effect of Termination..........................................................................    57
         3.6      Early Termination by Borrower..................................................................    58

4.       CREATION OF SECURITY INTEREST...........................................................................    58
         4.1      Grant of Security Interest.....................................................................    58
         4.2      Collection of Accounts.........................................................................    59
         4.3      Filing of Financing Statements; Delivery of Additional Documentation Required..................    59
         4.4      Power of Attorney..............................................................................    59
         4.5      Right to Inspect...............................................................................    60
         4.6      Deposit Accounts...............................................................................    60

5.       REPRESENTATIONS AND WARRANTIES..........................................................................    60
         5.1      No Encumbrances................................................................................    61
         5.2      Eligible Accounts..............................................................................    61
         5.3      Eligible Inventory.............................................................................    61
         5.4      Location of Inventory..........................................................................    61
         5.5      Inventory Records..............................................................................    61
         5.6      State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number.....    61
         5.7      Due Organization and Qualification; Subsidiaries...............................................    62
         5.8      Due Authorization; No Conflict.................................................................    62
         5.9      Litigation.....................................................................................    63
         5.10     No Material Adverse Change.....................................................................    63
         5.11     Fraudulent Transfer............................................................................    63
         5.12     Employee Benefits..............................................................................    64
         5.13     Environmental Condition........................................................................    64
         5.14     Brokerage Fees.................................................................................    64
         5.15     Intellectual Property..........................................................................    64
         5.16     Leases.........................................................................................    64
         5.17     Deposit Accounts...............................................................................    64
         5.18     Complete Disclosure............................................................................    65
         5.19     Indebtedness...................................................................................    65
         5.20     Credit Card Receipts...........................................................................    65
         5.21     Margin Stock...................................................................................    65
         5.22     Senior Debt....................................................................................    65
         5.23     Anti-Terrorism Laws............................................................................    66

6.       AFFIRMATIVE COVENANTS...................................................................................    67
         6.1      Accounting System..............................................................................    67
         6.2      Collateral Reporting...........................................................................    67
         6.3      Financial Statements, Reports, Certificates....................................................    67
         6.4      Returns........................................................................................    69
         6.5      Maintenance of Properties......................................................................    69
         6.6      Taxes..........................................................................................    70
         6.7      Insurance......................................................................................    70
         6.8      Location of Inventory/Chief Executive Offices..................................................    71
         6.9      Compliance with Laws...........................................................................    71
         6.10     Leases.........................................................................................    71
         6.11     Existence......................................................................................    71
         6.12     Environmental..................................................................................    71
         6.13     Disclosure Updates.............................................................................    72
         6.14     Formation of Subsidiaries......................................................................    72

7.       NEGATIVE COVENANTS......................................................................................    72

         7.1      Indebtedness...................................................................................    72
         7.2      Liens..........................................................................................    74
         7.3      Restrictions on Fundamental Changes/Disposal of Assets.........................................    74
         7.4      Change Name....................................................................................    75
         7.5      Nature of Business.............................................................................    75
         7.6      Amendments.....................................................................................    76
         7.7      Change of Control..............................................................................    76
         7.8      Distributions..................................................................................    76
         7.9      Accounting Methods.............................................................................    76
         7.10     Investments....................................................................................    76
         7.11     Transactions with Affiliates...................................................................    77
         7.12     Use of Proceeds................................................................................    77
         7.13     Equitable Lien; No Further Negative Pledges....................................................    77
         7.14     Minimum Gross Collateral Availability..........................................................    78
         7.15     Sales and Lease-Backs..........................................................................    78

8.       EVENTS OF DEFAULT.......................................................................................    78

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................    80
         9.1      Rights and Remedies............................................................................    80
         9.2      Remedies Cumulative............................................................................    83

10.      TAXES AND EXPENSES......................................................................................    83

11.      WAIVERS; INDEMNIFICATION................................................................................    83
         11.1     Demand; Protest; etc...........................................................................    83
         11.2     The Lender Group's Liability for Credit Party Collateral.......................................    83
         11.3     Indemnification................................................................................    84

12.      NOTICES.................................................................................................    84

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................    85

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................    86
         14.1     Assignments and Participations.................................................................    86
         14.2     Successors.....................................................................................    89

15.      AMENDMENTS; WAIVERS.....................................................................................    89
         15.1     Amendments and Waivers.........................................................................    89
         15.2     Replacement of Holdout Lender..................................................................    91
         15.3     No Waivers; Cumulative Remedies................................................................    91

16.      AGENT; THE LENDER GROUP.................................................................................    92
         16.1     Appointment and Authorization of Agent.........................................................    92

         16.2     Delegation of Duties...........................................................................    93
         16.3     Liability of Agent.............................................................................    93
         16.4     Reliance by Agent..............................................................................    93
         16.5     Notice of Default or Event of Default..........................................................    94
         16.6     Credit Decision................................................................................    94
         16.7     Costs and Expenses; Indemnification............................................................    95
         16.8     Agent in Individual Capacity...................................................................    95
         16.9     Successor Agent................................................................................    96
         16.10    Lender in Individual Capacity..................................................................    96
         16.11    Withholding Taxes..............................................................................    97
         16.12    Collateral Matters.............................................................................    99
         16.13    Restrictions on Actions by Lenders; Sharing of Payments........................................   100
         16.14    Agency for Perfection..........................................................................   101
         16.15    Payments by Agent to the Lenders...............................................................   101
         16.16    Concerning the Credit Party Collateral and Related Loan Documents..............................   101
         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information.........................................................   101
         16.18    Several Obligations; No Liability.............................................................    103
         16.19    Legal Representation of Agent.................................................................    103

17.      GUARANTY...............................................................................................    103
         17.1     Guaranty of the Obligations...................................................................    103
         17.2     Contribution by Guarantors....................................................................    103
         17.3     Payment by Guarantors.........................................................................    104
         17.4     Liability of Guarantors Absolute..............................................................    105
         17.5     Waivers by Guarantors.........................................................................    107
         17.6     Guarantors' Rights of Subrogation, Contribution, Etc..........................................    108
         17.7     Subordination Of Other Obligations............................................................    108
         17.8     Continuing Guaranty...........................................................................    109
         17.9     Authority of Guarantors or Borrower...........................................................    109
         17.10    Financial Condition of Borrower...............................................................    109
         17.11    Bankruptcy, Etc...............................................................................    109

18.      GENERAL PROVISIONS.....................................................................................    110
         18.1     Effectiveness.................................................................................    110
         18.2     Section Headings..............................................................................    110
         18.3     Interpretation................................................................................    110
         18.4     Severability of Provisions....................................................................    110
         18.5     Amendments in Writing.........................................................................    110
         18.6     Counterparts; Telefacsimile Execution.........................................................    110
         18.7     Revival and Reinstatement of Obligations......................................................    111
         18.8     Confidentiality...............................................................................    111
         18.9     Integration...................................................................................    112

                             EXHIBITS AND SCHEDULES

Exhibit A-1                  Form of Assignment and Acceptance
Exhibit C-1                  Form of Compliance Certificate
Exhibit L-1                  Form of LIBOR Notice
Exhibit M                    Form of Borrowing Base Certificate

Schedule A-1                 Agent's Account
Schedule A-2                 Authorized Persons
Schedule C-1                 Commitments
Schedule D-1                 Designated Account
Schedule E-1                 Eligible Inventory Locations
Schedule E-2                 Pool Locations
Schedule P-1                 Permitted Liens
Schedule 5.4                 Locations of Inventory
Schedule 5.6(a)              States of Organization
Schedule 5.6(b)              Chief Executive Offices
Schedule 5.6(c)              FEINs
Schedule 5.7(b)              Capitalization of Borrower
Schedule 5.7(c)              Capitalization of Borrower's Subsidiaries
Schedule 5.9                 Litigation
Schedule 5.13                Environmental Matters
Schedule 5.17                Deposit Accounts
Schedule 5.19                Permitted Indebtedness
Schedule 5.20                Credit Card Processors
Schedule 6.2                 Collateral Reporting
Schedule 7.10                Investments
Schedule 7.11                Transactions with Affiliates

                      LOAN, GUARANTY AND SECURITY AGREEMENT

                  THIS LOAN, GUARANTY AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 15, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PAYLESS SHOESOURCE FINANCE, INC., a Nevada corporation ("Borrower") and the Guarantors identified on the signature pages hereof (together with Borrower, the "Credit Parties" and each individually as a "Credit Party").

                  The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Account Debtor" means any Credit Card Processor.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or any of its Affiliates for the account of any Credit Party.

                  "Additional Documents" has the meaning set forth in Section 4.3(b).

                  "Advance Rates" means the percentage rates set forth in the definition of "Borrowing Base", as such percentage rates may be modified pursuant to Section 2.1(b).

                  "Advances" has the meaning set forth in Section 2.1(a).

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and

Section 7.11 hereof: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person and (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person.

                  "Agent" means WFRF, in its capacity as arranger and administrative agent hereunder, and any successor thereto.

                  "Agent Advances" has the meaning set forth in Section
2.3(e)(i).

                  "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

                  "Agent's Liens" means the Liens granted by the Credit Parties to Agent under this Agreement or the other Loan Documents.

                  "Aggregate Payments" has the meaning set forth in Section
17.2.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Applicable Margin" means initially, the rates for Base Rate Loans and LIBOR Rate Loans set forth in Level I below:

                                                      DOCUMENTARY    STANDBY
           AVERAGE             BASE RATE  LIBOR RATE  LETTERS OF   LETTERS OF
LEVEL     UTILIZATION            LOANS       LOANS      CREDIT       CREDIT
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  I     Up to and including     -0.25%       1.25%       1.00%       1.25%
        $50,000,000
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 II     Greater than                0%       1.50%       1.00%       1.50%
        $50,000,000 but less
        than or equal to
        $100,000,000
-----------------------------------------------------------------------------
 III    Greater than                0%       1.75%       1.25%       1.75%
        $100,000,000 but less
        than or equal to
-----------------------------------------------------------------------------


        $150,000,000
-----------------------------------------------------------------------------
 IV     Greater than                0%       2.00%       1.50%       2.00%
        $150,000,000
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                  The Applicable Margin shall be adjusted quarterly as of the first day of each calendar quarter, based upon the Average Utilization for the immediately preceding calendar quarter.

                  "Asian Subsidiary" means, as to any Credit Party, any Subsidiary of such Credit Party organized under the laws of any jurisdiction in Asia (as defined in Merriam Webster's Ninth New Collegiate Dictionary).

                  "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to any Person (other than a Credit Party) or any exchange of property with any Person (other than any exchange between Credit Parties), in one transaction or a series of transactions, of all or any part of any Credit Party's businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, not including the Stock of any Credit Party, other than (i) Inventory (or other assets) sold or leased in the ordinary course of business, (ii) Cash Equivalents sold in the ordinary course of business, (iii) any disposition which is deemed to have occurred in connection with a casualty or taking (pursuant to the power of eminent domain, condemnation or otherwise) event which results in a Credit Party receiving insurance or condemnation proceeds, (iv) non-perpetual licenses of any Credit Party's intellectual property (which licenses may grant varying degrees of exclusivity provided that such Credit Party retains an unlimited right to use the intellectual property which is the subject of such licenses) which are entered into in the ordinary course of business of such Credit Party, as such business is now or hereafter conducted in compliance with this Agreement, or (v) licenses of any Credit Party's intellectual property to any Person domiciled outside of the United States, Puerto Rico or any U.S. Territory for use solely in a jurisdiction outside of the United States, Puerto Rico or any U.S. Territory.

                  "Assignee" has the meaning set forth in Section 14.1(a).

                  "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

                  "Authorized Person" means those individuals identified on Schedule A-2, as such schedule may be modified by written notice from Borrower to Agent from time to time.

                  "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations and all sublimits and Reserves then applicable hereunder).

                  "Average Utilization" means for any calendar quarter an amount equal to the sum of the Daily Balance of Revolver Usage for each day of such calendar quarter divided by the actual number of days in such calendar quarter, as determined by Agent, which determination shall be conclusive absent manifest error.

                  "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market at approximately 11 a.m. (London time) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

                  "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA for which any Credit Party or ERISA Affiliate of any Credit Party has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means each Credit Party's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Credit Party Collateral) or liabilities, all of the Records of each Credit Party relating to its business operations or financial condition, and all of its goods related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

                  "Borrowing Base" means, as of any date of determination, the result of:

                                    (a)      85% of Eligible Accounts, plus

                                    (b)      the lesser of

                                                     (i)  70% of Eligible
                                            Inventory, and

                                                     (ii) (A) during the period
                                            from February 1st through December
                                            15th, 85% times the then extant Net
                                            Liquidation Percentage times
                                            Eligible Inventory and (B) during
                                            the period from December 16th
                                            through January 31st, 88% times the
                                            then extant Net Liquidation
                                            Percentage times Eligible Inventory,
                                            minus

                                    (c)      the aggregate amount of Reserves,
                                    if any, established by Agent.

                   "Borrowing Base Certificate" has the meaning set forth in
Schedule 6.2.

                  "Borrowing Base Triggering Period" means a period (a) commencing on the earlier to occur of either (i) the occurrence and continuation of an Event of Default, or (ii) the first date on which Availability is less than $50,000,000, and (b) continuing until such time as, for a period of sixty
(60) consecutive days, both (x) Availability is equal to or greater than $50,000,000 and (y) there shall not have occurred and be continuing any Event of Default.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the states of California, Kansas, Massachusetts or New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                  "Cash Equivalents" means, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard &Poor's Rating Group ("S&P") or at least P-1 from Moody's Investors Service Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among the applicable Credit Party, Agent, and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Stock of Parent having more than 50% of the votes entitled to be cast for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own, directly or indirectly, and control 100% of the outstanding Stock of Borrower, or (d) Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each Guarantor other than Parent and other than with respect to (i) any Guarantor the Stock of which was sold or otherwise disposed of in an Asset Sale permitted by Section 7.3, or (ii) any Guarantor that is merged or consolidated with any other Guarantor or (f) a Change of Control has occurred under the Indenture.

                   "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                  "Closing Date Business Plan" means the set of Projections of Parent and its Subsidiaries for the 1 year period following the Closing Date (on a quarterly basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

                  "Code" means the New York Uniform Commercial Code, as in effect from time to time.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Credit Party's Inventory or Books relating to the Credit Party Collateral, in each case, in form and substance satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment relating to the Credit Party Collateral.

                  "Commitment" means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 14.1 or pursuant to Section 2.2.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

                  "Concentration Accounts" has the meaning set forth in Section 2.7(a).

                  "Consignee/Bailee Location" means real property owned or leased by a Person constituting a "bailee" or "consignee" for purposes of the Code with respect to Inventory of the Credit Parties in excess of $2,500,000 in the aggregate for all such Consignee/Bailee Locations and $1,000,000 in respect of any particular Person constituting a "bailee" or "consignee"; provided that no Pool Location shall be considered a Consignee/Bailee Location for purposes of this Agreement.

                  "Consolidated Net Tangible Assets" means, at any date of determination, (i) the consolidated net book value of all assets of Parent and its Subsidiaries, minus (ii) the consolidated total net book value of all assets of Parent and its Subsidiaries which would be treated as intangibles under GAAP, including goodwill and trademarks, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Store Deposit Accounts" has the meaning set forth in Section 2.7(a).

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the then Continuing Directors.

                  "Contributing Guarantors" has the meaning set forth in Section 17.2.

                  "Control Exercise Notice" has the meaning set forth in Section 2.7(f).

                  "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent, and each of which is among Agent, the applicable Credit Party, and one of such Credit Party's Credit Card Processors, whereby, among other things, such Credit Card Processor is irrevocably directed and agrees to transfer all proceeds of credit card charges for sales by such Credit Party received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on a daily basis or such other periodic basis as Agent may otherwise direct.

                  "Credit Card Processor" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to any Credit Party with respect to credit card charges accepted by such Credit Party.

                  "Credit Card Receivables" means, on any date of determination thereof, Accounts consisting of rights of any Credit Party to payment by any Credit Card Processor in connection with consumer retail sales for which such Credit Party has accepted payment by means of charges to debit cards or major credit cards (MasterCard, VISA), American Express, Discover, Japan Credit Bureau, Ahorro A Toda Hora Banco Popular ("ATH") Card, EBT Cards (so long as Eligible Accounts relating to EBT Cards do not exceed, in the aggregate, $250,000) and such other bank or non-bank credit or debit cards as may be approved by Agent in its Permitted Discretion).

                  "Credit Party" means the Borrower and each Guarantor.

                  "Credit Party Collateral" means all of the now owned or hereafter acquired right, title, and interest of each Credit Party in and to each of the following:

                           (a)      all of its Accounts,

                           (b)      all of its Inventory,

                           (c)      as related to (a) and (b), all of its Books,

                           (d)      all of its Deposit Accounts at which
proceeds of any Credit Party Collateral is or may be held, and

                           (e)      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing and any tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Customs Broker" means Expeditors International, or such other Persons as may be selected by Borrower after the date hereof who are reasonably acceptable to Agent in its Permitted Discretion to perform port of entry services to accept and process Inventory imported by any Credit Party and who have executed and delivered a Customs Broker Agreement.

                  "Customs Broker Agreement" means a custom broker agreement in form and substance satisfactory to Agent in its Permitted Discretion, duly executed and delivered to Agent by a Customs Broker and the applicable Credit Party.

                  "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of each Credit Party identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

                  "Dollars" or "$" means United States dollars.

                  "EBT Cards" means those cards subject to an electronic benefit transfer system that allows the user to authorize the transfer of the user's government benefits from a Federal account to a retailer account in order to pay for products received.

                  "Eligible Accounts" means those Accounts consisting of Credit Card Receivables in each case (for all such Accounts) that are created by any Credit Party in the ordinary course of its business, that arise out of such Credit Party's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated at face value. Eligible Accounts shall not include the following:

                           (a)      Credit Card Receivables that the applicable
Credit Card Processor has failed to pay within 5 Business Days after the applicable sale date;

                           (b)      Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                           (c)      Accounts that are not payable in Dollars,

                           (d)      Accounts with respect to which the Account
Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States, any state thereof or Puerto Rico, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent in its Permitted Discretion,

                           (e)      Accounts with respect to which the Account
Debtor is subject to an Insolvency Proceeding, is not Solvent, or as to which any Credit Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                           (f)      Accounts, the collection of which, Agent, in
its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition, or

                           (g)      Accounts that are not subject to a valid and
perfected first priority Agent's Lien, and, at any time after the 90th day following the Closing Date are not subject to a Credit Card Agreement.

                  "Eligible In-Transit Inventory" means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from a location outside the United States for receipt by a Credit Party to a location listed on Schedule E-1 within 45 days of the date of determination, but which has not yet been delivered to a Credit Party, (b) for which payment has been made by a Credit Party and title has passed to a Credit Party, (c) for which the document of title reflects a Credit Party as consignee (along with delivery to a Credit Party of the documents of title with respect thereto), (d) (x) is being transported pursuant to a nonnegotiable document of title within the meaning of the Code and (y) as to which, at any time after the 90th day following the Closing Date, Agent has control over the documents of title which evidence ownership of the subject Inventory by the delivery of a Customs Broker Agreement, (e) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts satisfactory to Agent in its Permitted Discretion, and (f) which otherwise would constitute Eligible Landed Inventory.

                  "Eligible Inventory" means Eligible Landed Inventory, Eligible L/C Inventory, Eligible In-Transit Inventory or Eligible U.S. Territory Inventory, less any Reserves imposed by the Agent.

                  "Eligible Landed Inventory" means Inventory consisting of finished goods held for sale in the ordinary course of each Credit Party's business that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in its Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost (determined on a perpetual basis) or market on a basis consistent with such Credit Party's historical accounting practices, but excluding, for purposes of any such determination, the value of any capitalized costs unrelated to the acquisition of Inventory. An item of Inventory shall not be included in Eligible Landed Inventory if:

                           (a)      a Credit Party does not have good, valid,
and marketable title thereto,

                           (b)      it is not located at one of the locations in
the United States set forth on Schedule E-1 or a Pool Location (or in transit from one such location to another such location) as such locations are updated by the Borrower from time to time by written notice to Agent,

                           (c)      it is located on real property leased by any
Credit Party or in a contract warehouse, Pool Location, or Consignee/Bailee Location, unless (i) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, (ii) with respect to any Credit Party's chief executive office, Non-Owned Storage Facilities and any Consignee/Bailee Location, after 90 days from closing, is subject to a Collateral Access Agreement and (iii), in the case of Inventory held by a bailee or consignee at a Consignee/Bailee Location, notice of Agent's security interest in the Credit Party Collateral has been sent to each secured creditor having a security interest in inventory of such bailee or consignee,

                           (d)      it is not subject to a valid and perfected
first priority Agent's Lien,

                           (e)      it consists of goods returned or rejected by
any Credit Party's customers unless such goods are repackaged and ready for sale in the ordinary course of such Credit Party's business, or

                           (f)      it consists of goods that are obsolete or
slow moving (i.e. more than three (3) seasons old (it being understood that the Borrower has only two seasons in each calendar year)), restrictive or custom items, work-in-process, mismatches, goods on display, return to vendor goods, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in any Credit Party's business, bill and hold goods, defective goods, "seconds" or Inventory acquired on consignment.

                  "Eligible L/C Inventory" means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) not yet delivered to a Credit Party, (b) the purchase of which is supported by a Qualified Import Letter of Credit, (c) for which the document of title reflects a Credit Party as consignee (along with delivery to a Credit Party or the Issuing Bank, as applicable, of the documents of title with respect thereto), (d) with respect to which the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit, (e) (x) is being transported pursuant to a nonnegotiable document of title within the meaning of the Code and (y) as to which, at any time after the 90th day following the Closing Date, Agent has control over the documents of title which evidence ownership of the subject Inventory by the delivery of a Customs Broker Agreement, (f) such Inventory is insured against types of loss, damage, hazards and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, and (g) which upon completion of manufacture otherwise would constitute Eligible Landed Inventory.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) any other Person approved by Agent and, so long as no Event of Default has occurred and is continuing, Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned).

                  "Eligible U.S. Territory Inventory" means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory consisting of finished goods for which a Credit Party or Subsidiary of a Credit Party has good, valid and marketable title, held for sale in the ordinary course of a Credit Party's or its Subsidiary's business and that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents and that is either (a) shipped from a location outside of the U.S. Territories for receipt by a Credit Party or Subsidiary of a Credit Party in a U.S. Territory and for which (i) payment has been made by a Credit Party or Subsidiary of a Credit Party for such Inventory and (ii) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts satisfactory to Agent in its Permitted Discretion; or (b) located on real property in a U.S. Territory leased or owned by a Credit Party or Subsidiary of a Credit Party.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication, each, by or from any Governmental Authority, or any third party involving (x) violations of Environmental Laws or (y) releases of Hazardous Materials (a) from any assets, properties, or businesses of any Credit Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Credit Party, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Credit Party, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Credit Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Credit Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Credit Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Credit Party and whose employees are aggregated with the employees of any Credit Party under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of the Credit Parties aged in excess of historical levels with respect thereto and all book overdrafts of the Credit Parties in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Excluded Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof, the District of Columbia or Puerto Rico.

                  "Existing Agent" means Bank One, N.A.

                  "Fair Share" has the meaning set forth in Section 17.2.

                  "Fair Share Contribution Amount" has the meaning set forth in
Section 17.2.

                  "Fair Share Shortfall" has the meaning set forth in Section 17.2.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Guarantor" has the meaning set forth in Section 17.2.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means the following general intangibles of any Credit Party: payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, route lists, computer programs, information contained on computer disks or tapes, software, literature, reports and catalogs, and any and all supporting obligations of any Credit Party in respect thereof.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Gross Collateral Availability" means, as of any date of determination, the Borrowing Base, less the Letter of Credit Usage, less the then extant amount of outstanding Advances.

                  "Guaranteed Obligations" has the meaning set forth in Section 17.1.

                  "Guarantor" means Parent and any Subsidiary of Borrower (other than any Excluded Subsidiary).

                  "Guaranty" means the guaranty of each Guarantor set forth in
Section 17.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by any Credit Party that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Credit Party's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

                  "Holdout Lender" has the meaning set forth in Section 15.2(a).

                  "Home Office Account" has the meaning set forth in Section 2.7(a).

                  "Indebtedness" means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Indenture" means that certain Indenture dated as of July 28, 2003 by and among Borrower, the guarantors named therein and Wells Fargo Bank Minnesota, National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time as permitted hereby.

                  "Individual Store Deposit Accounts" has the meaning set forth in Section 2.7(a).

                  "Initial Syndication Date" means the date on which the Agent has notified the Borrower that the syndication of the Revolver Commitments has been completed and the Agent has reached its "hold level" as contemplated by the Fee Letter.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter, as elected by the Borrower pursuant to Section 2.13 and subject to Section 2.13(d)(ii)(y); provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses
(c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding

Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "IRB" means an industrial revenue bond issued by the city of Topeka, Kansas to a Credit Party pursuant to the City of Topeka resolution No. 7102 adopted and approved on November 14, 2000 or any similar resolution authorizing an industrial revenue bond.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issuing Lender" means WFRF or any Affiliate thereof or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Leased Store Location" means any store for which any Credit Party has a leasehold interest.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Credit Party under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with any Credit Party, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) set forth in the Loan Documents), (c) reasonable costs and expenses incurred by Agent in the disbursement of funds to any Credit Party or other members of the Lender Group (by wire transfer or otherwise), (d) reasonable charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Credit Party Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) set forth in the Loan Documents, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Credit Party, (h) Agent's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Credit Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Credit Party Collateral.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Cash Management Agreements, the Credit Card Agreements, the Customs Broker Agreements, the Disbursement Letter, the Fee Letter, the Letters of Credit, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Credit Party and the Lender Group in connection with this Agreement or otherwise relating to the Obligations.

                  "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole, (b) a material impairment of the Credit Parties' ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Credit Party Collateral, or (c) a material impairment of the enforceability or priority of the Agent's

Liens with respect to the Credit Party Collateral as a result of an action or failure to act on the part of any Credit Party.

                  "Material Credit Party" means each of Borrower, Parent, Payless Missouri and any other Credit Party which (i) owns or has any rights in any Credit Party Collateral having a book value in excess of $500,000; provided that the immaterial Credit Parties, collectively, do not own Credit Party Collateral in excess of $2,000,000; or (ii) which in Agent's Permitted Discretion is integrally related to the operation of the business of the Credit Parties or is otherwise necessary to the preservation or realization of the Credit Party Collateral by the Agent and Lenders.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $200,000,000 plus the amount, if any, of any increase permitted by Section 2.2 (after which increase, the Maximum Revolver Amount shall not exceed $250,000,000).

                   "Net Liquidation Percentage" means the percentage of the perpetual value of each Credit Party's Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be calculated as an average of the then current month's average Net Liquidation Percentage and the average Net Liquidation Percentage for the preceding month as determined from time to time by a qualified appraisal company selected by Agent with Borrower's consent, which consent shall not be unreasonably withheld.

                  "Non-Owned Storage Facility" means any distribution center or warehouse facility leased by any Credit Party, together with any other location where Inventory of any Credit Party is stored or held pursuant to a lease, bailment, warehousing or similar arrangement, which location (a) is not owned by a Credit Party, and (b) is not a Leased Store Location or a Pool Location.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by any Credit Party to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the Credit Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the

Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

                  "Obligee Guarantor" has the meaning set forth in Section 17.7.

                  "Originating Lender" has the meaning set forth in Section 14.1(e).

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" means Payless ShoeSource, Inc., a Delaware corporation.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Payless Missouri" means Payless ShoeSource, Inc., a Missouri corporation.

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of each Credit Party owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of any Credit Party.

                  "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis (or exclusive in the case of licenses granted to Persons outside the United States, Puerto Rico or any U.S. Territory for use solely outside of the United States, Puerto Rico or any U.S. Territory), of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business and (e) Store Closings in any fiscal year of the Borrower not in excess of the Store Closing Basket.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments made by one Credit Party in another Credit Party, (e) Investments received in settlement of amounts due to any Credit Party effected in the ordinary course of business or owing to any Credit Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of such Credit Party, (f) Subordinated Indebtedness or guaranties of Subsidiaries, in each case to the extent permitted by Section 7.1, and (g) Investments in bonds issued by a Governmental Authority in connection with the lease of property or equipment by any Credit Party from such Governmental Authority, provided that such bonds are secured by the lease payments required to be made by such Credit Party with respect to such leased property and are issued in transactions which are in form and substance substantially similar to those in which the Investments described on Schedule 7.10 were made.

                  "Permitted Liens" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (m) Liens resulting from the filing of precautionary UCC financing statements relating to operating leases of any Credit Party which are entered into in the ordinary course of business and which are limited solely to the assets subject thereto, (n) Liens incurred in connection with the licensing of patents, trademarks, copyrights, and other intellectual property rights of the Credit Parties and their Subsidiaries in the ordinary course of business to Persons outside the United States, Puerto Rico or any U.S. Territory for use solely outside of the United States, Puerto Rico or any U.S. Territory and (o) Liens on assets not consisting of the Credit Party Collateral that secure Indebtedness under any IRB to which any Credit Party and any Governmental Authority is party.

                  "Permitted Protest" means the right of any Credit Party to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Credit Party, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $20,000,000.

                  "Permitted Sale-Leasebacks" has the meaning assigned to that term in Section 7.15.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Pool Location" means any of the locations in the United States listed on Schedule E-2, as such schedule is updated pursuant to Section 6.13.

                  "Post-Closing Agreement" means that certain post-closing agreement, dated as of even date herewith, between Borrower and Agent.

                  "Projections" means Parent's and its Subsidiaries' forecasted
(a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means, as of any date of determination: (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit by (z) the aggregate outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, together with any refinancings under Section 7.1(d).

                  "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase by any Credit Party of Eligible Inventory, (b) has an expiry date of less than 90 days and is otherwise in form and substance acceptable to Agent, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, such applicable documents satisfactory to Agent as evidencing such Credit Party's title to the subject Inventory.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Credit Party and the improvements thereto.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Replacement Lender" has the meaning set forth in Section 15.2(a).

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Closing Availability" means that Excess Availability is equal to or exceeds $100,000,000.

                  "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares equal or exceed 50.1%.

                  "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Reserves" has the meaning set forth in Section 2.1(b).

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any Stock of any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Stock of a Credit Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Stock of any Credit Party now or hereafter outstanding; and (d) any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1 and as such amounts may be increased pursuant to Section 2.2.

                  "Revolver Increase Notice" has the meaning set forth in
Section 2.2.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "Sale-Leasebacks" has the meaning assigned to that term in
Section 7.15.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Senior Subordinated Notes" means (i) those certain 8.25% Series A Senior Subordinated Notes due 2013 and (ii) those certain 8.25% Series B Senior Subordinated Notes due 2013, each issued by Borrower pursuant to the Indenture, in each case as amended, restated, supplemented or otherwise modified from time to time as permitted hereby.

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Store Closing Basket" means, with respect to any fiscal year of the Borrower, Store Closings in an amount up to 250 stores for such fiscal year as previously disclosed by Borrower to Lenders in its business plan for such year plus an additional 450 Store Closings in such fiscal year, provided that in the event that the Borrower is closing more than 100 stores at any one time, Borrower shall, at Agent's request, hire a qualified inventory liquidation company reasonably satisfactory to the Agent to conduct such Store Closings on terms satisfactory to Agent in its Permitted Discretion.

                  "Store Closings" means, the closing, sale or other disposition of stores operated by any Credit Party in a manner consistent with the past business practices of the Credit Parties (involving store closing sales and liquidations of store inventory on site) provided that closing and relocation of a store within a radius of five (5) miles shall not be considered a Store Closing for purposes of this Agreement.

                   "Subordinated Indebtedness" means (a) all Indebtedness under the Indenture and (b) (i) any other public Indebtedness of the Credit Parties subordinated in right of payment to the Obligations pursuant to documentation containing material terms, including subordination provisions substantially similar to those set forth in the Indenture and (ii) all private Indebtedness of the Credit Parties subordinated in right of payment to the Obligations pursuant to documentation containing market terms and conditions consistent with private subordinated indebtedness of such type, in each case pursuant to this clause
(b), satisfactory to Agent in its Permitted Discretion.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Swing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

                  "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                  "Taxes" has the meaning set forth in Section 16.11.

                  "Triggering Period" means a period (a) commencing on the earliest to occur of (i) the occurrence and continuation of an Event of Default, or (ii) the date on which Availability shall be less than $50,000,000 for seven
(7) consecutive Business Days, or (iii) the date on which Availability is less than $50,000,000 for a period of less than seven (7) consecutive Business Days if Availability had at any other time during the twelve (12) month period inclusive of and ending on such date of determination, been less than $50,000,000 for a period of less than seven (7) consecutive Business Days, or
(iv) the date on which

Availability shall be less than $40,000,000; and (b) continuing until the earlier of such time as, (i) for a period of ninety (90) consecutive days, both
(x) Availability shall be equal to or in excess of $50,000,000 and (y) there shall not have occurred and be continuing any Event of Default; and (ii) for at least one (1) Business Day, Availability shall be equal to or in excess of $100,000,000.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Credit Party authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of such Credit Party, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "United States" means the United States of America.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking or Qualified Import Letter of Credit and which has issued a letter of credit at the request of the Issuing Lender for the benefit of any Credit Party.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "U.S. Territory" means each of the U.S. Virgin Islands, Guam and Saipan.

                  "Voidable Transfer" has the meaning set forth in Section 18.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFRF" means Wells Fargo Retail Finance, LLC, a Delaware limited liability company.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full or satisfaction in full of the Obligations shall mean the repayment in full in cash (or cash collateralized in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations that, at such time, are allowed by the applicable member of the Lender Group to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES.

                           (a) Subject to the terms and conditions of this
Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

                           (b) Anything to the contrary in this Section 2.1
notwithstanding, Agent shall have the right to establish and modify reserves against Availability in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate (collectively, "Reserves"), including with respect to (i) shrinkage (so as to bring perpetual records in line with historical levels), (ii) potential liabilities to customers, including without limitation, in connection with merchandise deposits, returns, merchandise credits, gift certificates, and frequent shopper programs, (iii) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Accounts, (iv) unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Inventory, (v) sums that any Credit Party is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document,
(vi) damaged goods, refurbished goods, goods returned for resale and similar goods, (vii) Eligible U.S. Territory Inventory, and (viii) amounts owing by any Credit Party to any Person to the extent secured by a Lien on, or trust over, any of the Credit Party Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Credit Party Collateral. In addition to the foregoing, Agent shall have the right, subject to the any other limitations contained herein or in the Loan Documents, to have the Credit Party Collateral reappraised by a qualified company selected by Agent from time to time after the Closing Date for the purpose of re-determining the value of Eligible Accounts or Eligible Inventory and modifying Advance Rates and, as a result, re-determining the Borrowing Base.

                           (c) The Lenders shall have no obligation to make
additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                           (d) Amounts borrowed pursuant to this Section 2.1 may
be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 REVOLVER INCREASE. On and after the Initial Syndication Date and until the second anniversary of the Closing Date, Borrower may, at its option at any time on a single occasion, seek to increase (the "Revolver Increase") the Maximum Revolver Amount by up to $50,000,000 (after giving effect to which the Maximum Revolver Amount shall not exceed $250,000,000 less the aggregate amount of reductions to the Revolver Commitments effected on or prior to the date of the Revolver Increase) upon at least 30 days (but not more than 45 days) written notice ("Revolver Increase Notice") to the Agent (which notice Agent shall promptly deliver to the Lenders). The Revolver Increase Notice shall (a) specify the date upon which the Revolver Increase is requested to occur, (b) be delivered at a time when no Default or Event of Default has occurred and is continuing (and the effectiveness of the Revolver Increase shall be subject to no Default or Event of Default existing of the time of the Revolver Increase) and (c) certify that the Revolver Increase will not violate or conflict with the terms of any Indebtedness or any other contract, agreement, instrument or obligation of any Credit Party (and which notice will be accompanied by an opinion of counsel to Credit Parties on terms satisfactory to Agent in its Permitted Discretion to the effect that, among other matters, the Revolver Increase constitutes senior debt under all such Indebtedness and that there is no conflict with Credit Parties' other Indebtedness or any such contract, agreement, instrument or obligation). Borrower shall, after giving a Revolver Increase Notice, offer the Revolver Increase (i) first on a pro-rata basis to the Lenders, which each Lender may in its sole and absolute discretion accept or decline (it being understood that any Lender not affirmatively committing in writing to its pro-rata portion shall be deemed to have declined),
(ii) second, if any Lender has declined its pro rata share or any part thereof, such remaining amounts on a non pro-rata basis to the Lenders accepting their pro rata share of the Revolver Increase and (iii) third, to other Eligible Transferees. Agent agrees to use its reasonable efforts to syndicate any remaining portion of the Revolver Increase to other Eligible Transferees; provided, however, that the minimum final allocated Revolver Commitment of each Eligible Transferee that is not a Lender shall be equal to or in excess of $5,000,000. No increase in the Maximum Revolver Amount shall become effective until all existing and new Lenders committing to the Revolver Increase have delivered to the Agent a writing in form reasonably satisfactory to the Agent pursuant to which such existing Lenders state the amount of their Revolver Increase and any such new Lenders state the amount of their Revolver Commitment and agree to assume and accept the obligations and rights of a Lender hereunder and any such new and increasing Lenders agree to make an Advance such that the outstandings of such new Lender or increasing Lender constitute a proportional amount of the aggregate outstanding Advances based on the Revolver Commitment of such new Lender. Any Advance as a result of an increase to the Revolver Commitment pursuant to this Section 2.2 shall be subject to the terms and conditions contained in this Agreement. Upon the increase of the Revolver Commitment pursuant to this Section 2.2, Schedule C-1 shall be deemed amended and replaced with a new Schedule C-1 reflecting the new Revolver Commitments hereunder.

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                           (a) PROCEDURE FOR BORROWING. Each Borrowing shall be
made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (New York time) on the Business Day prior to the date that is the requested Funding Date (subject to Section 2.13(b)(i) in the case of any LIBOR Rate Loan) specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $25,000,000, or less, such notice will be timely received if it is received by Agent no later than 1:00 p.m. (New York time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent electronic notice of such request by the required time. In such circumstances, Borrower agrees that any such electronic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

                           (b) AGENT'S ELECTION. Promptly after receipt of a
request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that (i) if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing; and
(ii) if a notice requesting a LIBOR Rate Loan has been timely delivered per
Section 2.13(b)(i), Agent shall not have the option to request Swing Line Lender to make such Borrowing as a Swing Line Loan.

                           (c) MAKING OF LOANS.

                           (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 4:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to noon (New York time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that such Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                           (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Credit Party to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and the Credit Parties shall have waived such Defaulting Lender's default in writing, or
                  (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Credit Party of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or any Credit Party's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                           (d) MAKING OF SWING LOANS.

                           (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account; provided, however, the aggregate amount of the Swing Loans at any one time outstanding shall not exceed $25,000,000. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing
                  Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                           (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (e) AGENT ADVANCES.

                           (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders in an amount not exceeding the lesser of
                  (x) 5% of Gross Collateral Availability and (y) $10,000,000 that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Credit Party Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to any Credit Party pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, however, that (i) no Agent Advances shall be outstanding for a period exceeding thirty (30) consecutive days and (ii) there shall be no more than two separate Agent Advances during any twelve month period. Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

                           (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (f) SETTLEMENT. It is agreed that each Lender's
funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by

Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      Agent shall request settlement
                  ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan,
                  (2) for itself, with respect to each Agent Advance, and (3) with respect to any Credit Party's Collections received by Agent, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (New York time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 2:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                           (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable any Credit Party and allocable to the Lenders hereunder, and proceeds of the Credit Party Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                           (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of any Credit Party received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                           (g) NOTATION. Agent shall record on its books the
principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records.

                           (h) LENDERS' FAILURE TO PERFORM. All Advances (other
than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any

Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

         2.4 PAYMENTS.

                           (a) PAYMENTS BY BORROWER.

                                    (i)      Except as otherwise expressly
                  provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii)     Unless Agent receives notice from
                  Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

                           (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent, individual Lenders and Borrower), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and all proceeds of the Credit Party Collateral received by Agent, shall be applied as follows:

                                    (A) first, to pay any Lender Group Expenses
                           then due to Agent under the Loan Documents, until paid in full,

                                    (B) second, to pay any Lender Group Expenses
                           then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    (C) third, to pay any fees then due to Agent
                           (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                                    (D) fourth, to pay any fees then due to any
                           or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                                    (E) fifth, to pay interest due in respect of
                           all Agent Advances until paid in full,

                                    (F) sixth, ratably to pay interest due in
                           respect of the Advances (other than Agent Advances) and the Swing Loans, until paid in full,

                                    (G) seventh, to pay the principal of all
                           Agent Advances until paid in full,

                                    (H) eighth, to pay the principal of all
                           Swing Loans until paid in full,

                                    (I) ninth, so long as no Event of Default
                           has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    (J) tenth, if an Event of Default has
                           occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full and
                           (ii)to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                                    (K) eleventh, if an Event of Default has
                           occurred and is continuing, to pay any other
                           Obligations, and

                                    (L) twelfth, to Borrower (to be wired to the
                           Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in
                  Section 2.3(f).

                           (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by the Credit Parties to the Lender Group pursuant to Section
2.1 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrower shall within three (3) Business Days pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                           (a) INTEREST RATES. Except as provided in clause (c)
below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

                           (b) LETTER OF CREDIT FEES. Borrower shall pay Agent
(for the ratable benefit of the Lenders), Letter of Credit fees (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) (i) with respect to standby Letters of Credit, which shall accrue at a rate equal to the Applicable Margin then in effect for standby Letters of Credit times the Daily Balance of the undrawn amount of all such outstanding standby Letters of Credit, and (ii) with respect to documentary Letters of Credit, which shall accrue at a rate equal to the Applicable Margin then in effect for documentary Letters of Credit times the Daily Balance of the undrawn amount of all such outstanding documentary Letters of Credit.

                           (c) DEFAULT RATE. Upon the occurrence and during the
continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                                    (i)      all Obligations (except for undrawn
                           Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                                    (ii)     the Letter of Credit fee provided
                           for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                           (d) PAYMENT. Except as provided to the contrary in
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable with respect to the Obligations to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                           (e) COMPUTATION. All interest and fees chargeable
under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  In each case subject to the timing contemplated in Section 3.2 with respect to the Cash Management Agreements referenced in such Section:

                  (a) Each Credit Party shall establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 5.17 (each, a "Cash Management Bank"), and, in connection therewith, establish and maintain at such Cash Management Banks pursuant to the terms hereof one or more accounts designated (either in Schedule
5.17 or pursuant to Section 2.7(h)) as concentration accounts (the "Concentration Accounts") and additional accounts designated (either in Schedule
5.17 or pursuant to Section 2.7(h)) as (i) consolidated store deposit accounts (the "Consolidated Store Deposit Accounts"), (ii) individual store deposit accounts (the "Individual Store Accounts") and (iii) the home office deposit account (the "Home Office Account" and together with the Concentration Accounts, the Consolidated Store Deposit Accounts and the Individual Store Accounts, the "Cash Management Accounts").

                  (b) Each Credit Party shall (1) request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Cash Management Bank for deposit into a Concentration Account, (2) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof (and subject to Section 2.7(g) with respect to payments from Credit Card Processors), all such available Collections from Account Debtors (including those sent directly to a Cash Management Bank) into a Concentration Account, and (3) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all other available Collections (including cash, checks, drafts and all other forms of daily store receipts or other similar items of payment) received by or otherwise under its control into a Cash Management

Account provided, so long as no Triggering Period shall have occurred and be continuing, Agent shall permit all funds in any Concentration Account to be forwarded, by daily sweeps, to the Designated Account. For purposes of clarification, after funds are swept pursuant to any provision of this Section
2.7 to the Designated Account, they may be used by the Borrower for its general corporate purposes.

                  (c) Each Credit Party further agrees to cause each of its stores which utilize a Consolidated Store Deposit Account to cause all Collections for such store to be deposited into a Consolidated Store Deposit Account and each Credit Party agrees that with respect to each Consolidated Store Deposit Account, it shall, at all times require each applicable Cash Management Bank to forward, by automatic periodic transfers on a daily basis, if practicable, and otherwise, once every three (3) Business Days, all available amounts in each such Consolidated Store Deposit Account into a Concentration Account; provided, (x) immediately after giving effect to each such transfer from any Consolidated Store Deposit Account into a Concentration Account, each Credit Party may maintain an amount not to exceed $3,000 of available funds in any such Consolidated Store Deposit Account and (y) so long as no Triggering Period shall have occurred and be continuing, Agent shall permit all funds in any Concentration Account to be forwarded, by daily sweeps, to the Designated Account.

                  (d) Each Credit Party further agrees that with respect to each store which utilizes an Individual Store Account, such store shall cause all Collections for such store to be deposited into such Individual Store Account and each Credit Party agrees that with respect to each Individual Store Account it shall, at all times require each applicable Cash Management Bank to forward, by automatic periodic transfers on a regular basis, but in no event less frequently than once in any ten (10) day period, all available amounts in each such Individual Store Account into a Concentration Account; provided, however, that (x) such automatic transfers of funds therein shall be required only at any time the available balance thereof should exceed $3,000, (y) immediately after giving effect to each such transfer from such Individual Store Account into a Concentration Account, the Credit Parties may maintain an available amount not to exceed $3,000 in such Individual Store Account, and (z) so long as no Triggering Period shall have occurred and be continuing, Agent shall permit all funds in any Concentration Account to be forwarded, by daily sweeps, to the Designated Account.

                  (e) Each Credit Party further agrees that with respect to the Home Office Account, it shall, at all times require the applicable Cash Management Bank to forward, by automatic periodic transfers on a regular basis, but in no event less frequently than once in any ten (10) day period, all available amounts in the Home Office Account into a Concentration Account; provided, however, that (x) such automatic transfers of funds therein shall be required only at any time the available balance thereof should exceed $10,000,
(y) immediately after giving effect to each such transfer from the Home Office Account into a Concentration Account, the Credit Parties may maintain an available amount not to exceed $10,000 in such Home Office Account, and (z) so long as no Triggering Period shall have occurred and be continuing, Agent shall permit all funds in any Concentration Account to be forwarded, by daily sweeps, to the Designated Account.

                  (f) With respect to each Concentration Account, each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and the applicable Credit Party, in form and substance acceptable to Agent in its Permitted Discretion; provided; however, that, with respect to Consolidated Store Deposit Accounts, Individual Store Accounts and the Home Office Account no Credit Party shall be obligated to establish a Cash Management Agreement. Each Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Concentration Account and proceeds thereof are subject to the control of Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Concentration Account other than for payment of its service fees and other charges directly related to the administration of such Concentration Account and for returned checks or other items of payment, and (iii) from and after the date that it receives written notification from Agent (a "Control Exercise Notice"), it immediately will forward by daily sweep all amounts in the applicable Concentration Account to the Agent's Account or as otherwise directed by Agent to prepay the Obligations in such order as set forth in Section 2.4(b); provided, that any such prepayments of the Loans pursuant to this Section 2.7(f) may be reborrowed subject to Section 3.3. Anything contained herein into the contrary notwithstanding, Agent agrees that it shall not provide a Control Exercise Notice to the Cash Management Banks except during a Triggering Period. At any time during a Triggering Period, Agent shall be free to exercise its right to issue a Control Exercise Notice. Agent shall deliver to Borrower and the applicable Credit Party a copy of any such Control Exercise Notice promptly after delivery thereof to the applicable Cash Management Bank; provided, however that a non-willful failure to so do shall not affect the validity of any such Control Exercise Notice or otherwise limit Agent's right to send any other Control Exercise Notice. Upon the subsequent termination of such Triggering Period, Agent shall withdraw such Control Exercise Notice and permit funds to be transferred as set forth above, including as to Credit Party access to funds in any Concentration Account (and daily sweeps thereof into any Designated Account), but subject in all events to the right of Agent to deliver a Control Exercise Notice during any subsequent Triggering Period.

                  (g) Each Credit Party may establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by each Credit Party received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on a daily basis or such other periodic basis as Agent may otherwise direct. No Credit Party shall change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

                  (h) So long as no Event of Default has occurred and is continuing, Borrower may amend Schedule 5.17 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that in the case of any Concentration Account, (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Concentration Account with the prospective Cash Management Bank (which consent shall not be required with respect to any additional Concentration Account at an existing Cash Management Bank and otherwise shall not be unreasonably withheld), and (ii) prior to the time of the opening of any Concentration Account, the applicable Credit Party and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Each Credit Party shall close any of its Concentration Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 45 days of notice from Agent (or such longer period as such Credit Party and Agent may agree) that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent (or such longer period as such Credit Party and Agent may agree) that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Concentration Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                  The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which each Credit Party hereby grants a Lien to Agent.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the applicable Credit Party shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                           (a) UNUSED LINE FEE. On the first day of each month
during the term of this Agreement, an unused line fee in an amount equal to 0.30% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                           (b) FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, the fees set forth in the Fee Letter.

         2.12 LETTERS OF CREDIT.

                           (a) Subject to the terms and conditions of this
Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying

Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, specifying the date of issuance, amendment, renewal, or extension (which shall be a Business Day), the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed $150,000,000, or

                           (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., New York time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., New York time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York time, on the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m., New York time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder,

Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

                           (b) Promptly following receipt of a notice of L/C
Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                           (c) Borrower hereby agrees to indemnify, save,
defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that no member of the Lender Group shall be liable for any error, negligence, or mistake, whether of omission or commission (except, as to any member of the Lender Group, to the extent caused by its gross negligence or willful misconduct), in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                           (d) Borrower hereby authorizes and directs any
Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (e) Any and all charges, commissions, fees, and costs
incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (f) If by reason of (i) any change after the Closing
Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g) Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.6(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

         2.13 LIBOR OPTION.

                           (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of
having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date that is one month after the commencement of the applicable Interest Period, (iii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iv) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period in respect of a LIBOR Rate Loan, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b) LIBOR Election.

                           (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (New York time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section
                  2.13 shall be conclusive absent manifest error.

                           (iii) Borrower shall have not more than 8 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for

                  LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                           (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans
at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of each Credit Party's Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                           (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so. Each Lender at such time having as its lending office an office outside the United States agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for such a notice of changed circumstances and would not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

                           (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to
the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). Notwithstanding anything to the contrary in this Section, Borrower will not be required to compensate any Lender pursuant to this Section for any reduction incurred more than 270 days before such Lender notified Borrower of the change in law (or other circumstance) giving rise to such reduction. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent in its Permitted Discretion, of each of the conditions precedent set forth below:

                           (a) the Closing Date shall occur on or before January
31, 2004;

                           (b) Agent shall have received a UCC Filing
Authorization Letter, duly executed by Borrower and each Guarantor, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Credit Party Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

                           (c) Agent shall have received each of the following
documents, in form and substance satisfactory to Agent in its Permitted Discretion, duly executed, and each such document shall be in full force and effect:

                           (i)      the Disbursement Letter;

                           (ii)     the Compliance Certificate;

                           (iii)    the Fee Letter;

                           (iv) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries; and

                           (v)      the Post-Closing Agreement;

                           (d) Agent shall have received a certificate from the
Secretary of each Credit Party attesting to the resolutions of such Credit Party's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Credit Party is a party and authorizing specific officers of such Credit Party to execute the same;

                           (e) except as contemplated by the Post-Closing
Agreement, Agent shall have received copies of each Credit Party's Governing Documents, as amended, modified, or supplemented as of the Closing Date, certified by the respective Secretary of such Credit Party;

                           (f) except as contemplated by the Post-Closing
Agreement, Agent shall have received a recent certificate of status with respect to each Credit Party, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Credit Party, which certificate shall indicate that such Credit Party is in good standing in such jurisdiction;

                           (g) except as contemplated by the Post-Closing
Agreement, Agent shall have received recent certificates of status with respect to each Credit Party, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Credit Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Credit Party is in good standing in such jurisdictions;

                           (h) Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Agent in its Permitted Discretion;

                           (i) Agent shall have received opinions of counsel,
including certain local counsel in such jurisdictions as required by Agent, for the Credit Parties, each in form and substance satisfactory to Agent in its Permitted Discretion;

                           (j) Borrower shall have delivered a Borrowing Base
Certificate, dated as of the Closing Date based on the most recent completed fiscal month, and Borrower shall have the Required Closing Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

                           (k) Agent shall have received Borrower's Closing Date
Business Plan;

                           (l) Borrower shall have paid all documented Lender
Group Expenses incurred in connection with the transactions evidenced by this Agreement; provided that Agent shall have given notice to Borrower at least one day prior to the Closing Date with respect thereto;

                           (m) Each Credit Party shall have received all
licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by each such Credit Party of the Loan Documents or with the consummation of the transactions contemplated thereby; and

                           (n) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent in its Permitted Discretion.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                           (a) by the Initial Syndication Date, Agent shall have
received an appraisal of the Liquidation Percentage applicable to Parent's and its Subsidiaries' Inventory, the results of which shall be satisfactory to Agent in its Permitted Discretion; and

                           (b) by the 90th day following the Closing Date, Agent
shall have received Cash Management Agreements with respect to each Concentration Account, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (c) no injunction, writ, restraining order, or other
order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Credit Party, Agent, any Lender, or any of their Affiliates; and

                           (d) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall continue in full force and effect for a term ending on January 15, 2008, provided that, upon prior written notice by Borrower to Agent no less than 60 days prior to January 15, 2008, Borrower may extend this Agreement for a single period of an additional twelve (12) months commencing from the end of the initial term hereof, so long as no Default or Event of Default has occurred and is continuing as of the date of such request and the date of such extension (such date, as it may be extended pursuant hereto, the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all other Obligations) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender. No termination of this Agreement, however, shall relieve or discharge any Credit Party of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Credit Party Collateral shall remain in effect until all Obligations have been paid in full (including by the provision of cash collateral set forth above) and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full (including by the provision of cash collateral set forth above) and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 5 Business Days prior written notice to Agent, to (A) permanently reduce the Revolver Commitment in the minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (B) terminate this Agreement in its entirety by paying to Agent, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, on the date set forth as the date of termination of this Agreement in such notice.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Credit Party hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Credit Party Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Credit Party of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Credit Party Collateral shall attach to all Credit Party Collateral without further act on the part of Agent or any Credit Party. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions or any other disposition permitted under Section 7.3, no Credit Party has any authority, express or implied, to dispose of any item or portion of the Credit Party Collateral (it being understood, with respect to any such Permitted Disposition of Credit Party Collateral, Agent's Liens in and to such Credit Party Collateral shall be released automatically upon consummation of such Permitted Disposition, and the proceeds and products of such Permitted Disposition shall be subject to Agent's Liens).

         4.2 COLLECTION OF ACCOUNTS. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of any Credit Party that such Credit Party's Accounts, or, as relates to the Credit Party Collateral, have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts of such Credit Party directly and charge the collection costs and expenses to the Loan Account. Each Credit Party agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its Collections that it receives and immediately will deliver such Collections to Agent or a Concentration Account at a Cash Management Bank in their original form as received by such Credit Party.

         4.3 FILING OF FINANCING STATEMENTS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                           (a) Each Credit Party authorizes Agent to file any
financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Credit Party where permitted by applicable law. Each Credit Party hereby ratifies the filing of any financing statement filed without the signature of such Credit Party prior to the date hereof.

                           (b) At any time upon the request of Agent, each
Credit Party shall execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, security agreements, assignments, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of any Credit Party constituting the Credit Party Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Credit Party authorizes Agent to execute any such Additional Documents in such Credit Party's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

         4.4 POWER OF ATTORNEY. Each Credit Party hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Credit Party's true and lawful attorney, with power to (a) if such Credit Party refuses to, or fails timely to execute and deliver any of the documents described in Section 4.3, sign the name of such Credit Party on any of the documents described in Section 4.3, (b) at any time that an Event of Default has occurred and is continuing, sign such Credit Party's name on any invoice or bill of lading relating to the Credit Party Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of such Credit Party's Accounts, (d) after the occurrence of and during the continuation of an Event of Default endorse such Credit Party's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, as relates to the Credit Party Collateral, make, settle, and adjust all claims under such Credit Party's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting such Credit Party's Accounts constituting the Credit Party Collateral directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Credit Party's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.5 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter (at reasonable times following reasonable notice to Borrower, except after the occurrence of and during the continuation of an Event of Default) to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Credit Party Collateral, or any portion thereof, in order to verify each Credit Party's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Credit Party Collateral.

         4.6 DEPOSIT ACCOUNTS. (a) Other than as specified in Section 2.7 with respect to Cash Management Accounts, on and after the 90th day following the Closing Date, each Credit Party agrees that it will cause each Deposit Account of such Credit Party to be either a Concentration Account, Consolidated Store Deposit Account, Individual Store Account, the Designated Account or the Home Office Account.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Credit Party jointly and severally makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Except as disclosed on Schedule P-1 hereto, each Credit Party has good and indefeasible title to its personal property assets and good and marketable title to its owned Real Property (subject to exceptions that do not, in the aggregate, materially impair the use of the personal property and Real Property of the Credit Parties taken as a whole), and in the case of the Credit Party Collateral, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services in the ordinary course of each Credit Party's business, owed to such Credit Party without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, except where the existence of such defenses, disputes, offsets, counterclaims, or rights of return or cancellation would not cause a Material Adverse Change. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Agent, to the knowledge of Borrower, each such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

         5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from known defects, except where the existence of such defects would not cause a Material Adverse Change. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, to the knowledge of Borrower, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

         5.4 LOCATION OF INVENTORY. All Eligible Inventory of each Credit Party is located only at, or in-transit between (or with respect to Eligible In-Transit Inventory which has been shipped from a location outside of the United States, in transit to), the locations identified on Schedule 5.4 (as such Schedule may be updated pursuant to Sections 6.8 and 6.13) other than Inventory located at any Pool Location and Inventory, the value of which, in the aggregate, does not exceed $500,000. Schedule 5.4 separately identifies each Leased Store Location and each Non-Owned Storage Facility.

         5.5 INVENTORY RECORDS. Borrower keeps materially correct and accurate records itemizing and describing the type, quality, and quantity of its consolidated Inventory and the book value thereof.

         5.6 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER. (a) The jurisdiction of organization of each Credit Party is set forth on Schedule 5.6(a).

                  (b) The chief executive office of each Credit Party is located at the address indicated on Schedule 5.6(b) (as such Schedule may be updated pursuant to Section 6.7).

                  (c) Each Credit Party's FEIN and organizational identification number, if any, are identified on Schedule 5.6(c).

         5.7 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Except as described in the Post-Closing
Agreement, each Credit Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b) As of the Closing Date, other than as described
on Schedule 5.7(b), and except for employee stock options, there are no subscriptions, options, warrants, or calls relating to any shares of any Credit Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 5.7(b), as of the Closing Date, no Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c) Set forth on Schedule 5.7(c), is a complete and
accurate list of each Credit Party's direct and indirect Subsidiaries, as of the Closing Date, showing: (i) with respect to all Subsidiaries other than Excluded Subsidiaries, (A) the jurisdiction of their organization, (B) the number of shares of each class of common and preferred Stock authorized for each Credit Party, and (C) the percentage of the outstanding shares of each such class owned directly or indirectly by such Credit Party and (ii) with respect to all Excluded Subsidiaries, (x) the jurisdiction of their organization and (y) the percentage of Stock owned directly or indirectly by any Credit Party in such Excluded Subsidiaries. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         5.8 DUE AUTHORIZATION; NO CONFLICT.

                           (a) The execution, delivery, and performance by each
Credit Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Credit Party.

                           (b) The execution, delivery, and performance by each
Credit Party of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Credit Party, the Governing Documents of such Credit Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Credit Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such

Credit Party, including, without limitation, the Indenture or Senior Subordinated Notes, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Credit Party, other than Permitted Liens, or (iv) require any approval of such Credit Party's equity holders or any approval or consent of any Person under any material contractual obligation of such Credit Party, other than consents or approvals that have been obtained and that are still in force and effect, unless such violation, imposition of Lien or failure to obtain approval or consent could not reasonably be expected to result in a Material Adverse Change.

                           (c) Other than the filing of financing statements,
the execution, delivery, and performance by each Credit Party of this Agreement and the other Loan Documents to which each such Credit Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (d) This Agreement and the other Loan Documents to
which each Credit Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Credit Party will be the legally valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Agent's Liens are validly created, perfected,
and first priority Liens, subject only to Permitted Liens.

         5.9 LITIGATION. Other than those matters disclosed on Schedule 5.9, there are no actions, suits, or proceedings pending or, to the best knowledge of each Credit Party, threatened against any Credit Party, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that are not reasonably likely to be decided adversely to any Credit Party or, if decided adversely to any Credit Party, reasonably could not be expected to result in a Material Adverse Change.

         5.10 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Credit Parties that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the financial condition of Parent and its Subsidiaries as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.11 FRAUDULENT TRANSFER

                           (a) The Credit Parties taken as a whole are Solvent
and each Material Credit Party is Solvent.

                           (b) No transfer of property is being made by any
Credit Party and no obligation is being incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Credit Party.

         5.12 EMPLOYEE BENEFITS. As of the date hereof, no Credit Party or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.13 ENVIRONMENTAL CONDITION. Except for matters described on Schedule
5.13 hereto and except for other matters that could not reasonably be expected to result in a Material Adverse Change, (a) to each Credit Party's knowledge, no owned Real Property of any Credit Party has ever been used by any Credit Party or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law, (b) to each Credit Party's knowledge, no Credit Party's owned Real Property has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Credit Party has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by any Credit Party, and (d) no Credit Party has received a summons, citation, notice, or directive from the U.S. Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Credit Party resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Law.

         5.14 BROKERAGE FEES. No Credit Party has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by any Credit Party in connection herewith.

         5.15 INTELLECTUAL PROPERTY. Each Credit Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of the business of the Credit Parties, taken as a whole, as currently conducted, except where the failure to do so, in the aggregate, would not result in a Material Adverse Change.

         5.16 LEASES. Except where the failure to do so would not cause a Material Adverse Change, each Credit Party enjoys peaceful and undisturbed possession under all leases material to its business and to which it is a party or under which it is operating. Except to the extent that such default would not cause a Material Adverse Change, all of such leases are valid and subsisting and no material default by any Credit Party exists under any of them.

         5.17 DEPOSIT ACCOUNTS. Set forth on Schedule 5.17 are all of each Credit Party's Deposit Accounts at which the Credit Party Collateral is or may be held, including, with respect to each bank (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts maintained with such Person. Schedule
5.17 separately identifies each Concentration Account, Consolidated Store Deposit Account, Individual Store Deposit Account and the Home Office Account.

         5.18 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent each Credit Party's good faith best estimate of its future performance for the periods covered thereby, it being understood that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any projections may differ from the projected results and no assurance can be given that the Projections will be realized.

         5.19 INDEBTEDNESS. Set forth on Schedule 5.19 is a true and complete list of all Indebtedness of each Credit Party outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness (other than Indebtedness of any Credit Party owing to any other Credit Party).

         5.20 CREDIT CARD RECEIPTS. Schedule 5.20 sets forth each Credit Party's Credit Card Processors and all material arrangements to which any Credit Party is a party with respect to the payment to any Credit Party of the proceeds of credit card charges for sales by such Credit Party.

         5.21 MARGIN STOCK. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.22 SENIOR DEBT. All Obligations hereunder constitute "Senior Debt" (as such term is defined in the Indenture) permitted under the Indenture and each of the Credit Parties acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance on this
Section 5.22.

         5.23 ANTI-TERRORISM LAWS.

                  (i) None of the Credit Parties or, to the knowledge of any of the Credit Parties, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (ii) No Credit Party or, to the knowledge of any of the Credit Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Obligations, is any of the following:

                           (A) a Person or entity that is listed in the annex
                  to, or is otherwise subject to the provisions of, the Executive Order;

                           (B) a Person or entity owned or controlled by, or
                  acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                           (C) a Person or entity with which any Lender is
                  prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                           (D) a Person or entity that commits, threatens or
                  conspires to commit or supports "terrorism" as defined in the Executive Order; or

                           (E) a Person or entity that is named as a "specially
                  designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

                  (iii) No Credit Party or to the knowledge of any Credit Party, any of its brokers or other agents acting in any capacity in connection with the Obligations (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or
         (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.       AFFIRMATIVE COVENANTS.

                  Each Credit Party jointly and severally covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, each Credit Party shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables the Parent and its Subsidiaries to produce consolidated financial statements in accordance with GAAP and maintain consolidated records pertaining to the Credit Party Collateral that contain information as from time to time reasonably may be requested by Agent. Parent or one or more Credit Parties also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to Inventory of the Credit Parties and their Subsidiaries.

         6.2 COLLATERAL REPORTING. Provide Agent with the documents set forth on
Schedule 6.2 in accordance with the delivery schedule set forth thereon. In addition, each Credit Party agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 6.2.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                           (a) as soon as available, but in any event within 30
days (45 days in the case of a month that is the end of one of Borrower's fiscal quarters) after the end of each month during each of Borrower's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and Parent's and its Subsidiaries' operations during such period,

                           (ii) a Compliance Certificate signed by the chief financial officer of Borrower to the effect that:

                                    (A)      the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to quarterly and year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                    (B)      the representations and warranties
                           of each Credit Party contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                    (C)      there does not exist any condition
                           or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Credit Parties have taken, are taking, or propose to take with respect thereto), and

                           (iii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the covenant contained in Section 7.14,

                           (b) as soon as available, but in any event within 90
days after the end of each of Borrower's fiscal years, consolidated financial statements of Parent and its Subsidiaries (and consolidating financial statements of Parent and its Subsidiaries, to the extent produced by Parent in the normal course of its operations) for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (c) as soon as available, but in any event within 30
days after the start of each of Borrower's fiscal years, copies of the Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for such fiscal year, quarter by quarter (or by such shorter periods as are reasonably requested by the Agent), which Projections shall represent Borrower's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, it being understood that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ from the projected results and no assurance can be given that the Projections will be realized,

                           (d) if and when filed by Parent,

                           (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by Parent with the SEC, and

                           (iii) any other information that is provided by Parent to its shareholders generally

                  (provided, that for purposes of this clause (d), any information to be delivered hereunder shall be deemed to have been delivered when posted on the Parent's website or otherwise made available on the website of the SEC),

                           (e) as soon as any Credit Party has knowledge of any
event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that such Credit Party proposes to take with respect thereto,

                           (f) within 30 days after the later of (i) the service
of process with respect thereto on any Credit Party or (ii) such time as exposure of the Credit Party could be reasonably determined, notice of all actions, suits, or proceedings brought by or against any Credit Party before any Governmental Authority which, if determined adversely to such Credit Party, reasonably could be expected to result in a Material Adverse Change, and

                           (g) upon the request of Agent, any other report
reasonably requested relating to the financial condition of any Credit Parties; provided that such reports shall not be overly burdensome for any Credit Party to prepare.

                  In addition, no Credit Party will have a fiscal year different from that of Borrower. Borrower agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so (and Agent shall notify Borrower as to the timing of such consultations and permit Borrower to be present thereat or to otherwise participate therein) and that, in such connection, its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning any Credit Party that Agent reasonably may request.

         6.4 RETURNS. Cause returns and allowances, as between any Credit Party and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement, except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

         6.5 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, except for any non-compliance therewith and/or any loss or forfeiture thereunder that could not, individually or in the aggregate, reasonably could be expected to result in a Lien (other than Permitted Liens) on all or any portion of the Credit Party Collateral or otherwise result in a Material Adverse Change.

         6.6 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against each Credit Party or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Change. Each Credit Party will make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes.

         6.7 INSURANCE.

                           (a) At each Credit Party's' expense, maintain
insurance respecting such Credit Party's assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks, and maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, all as ordinarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be in such amounts which are customary for Persons engaged in the same or similar business and with nationally recognized insurance companies. Each Credit Party shall deliver copies of all such policies to Agent with a customary lender's loss payable endorsement naming Agent as loss payee (with respect to the Credit Party Collateral) or additional insured, as appropriate. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy.

                           (b) Each Credit Party shall give Agent prompt notice
of any loss of the Credit Party Collateral valued in excess of $2 million covered by such insurance. Agent shall have the exclusive right to adjust any losses of the Credit Party Collateral claimed under any such insurance policies during the continuation of an Event of Default, without any liability to such Credit Party whatsoever in respect of such adjustments. Any monies received as payment for any loss of the Credit Party Collateral under any insurance policy mentioned above (other than liability insurance policies) during any Triggering Period or during the continuation of an Event of Default, shall be paid over to Agent to be applied to the prepayment of the Obligations with amounts so prepaid available to be reborrowed subject to Section 3.3.

                           (c) No Credit Party will take out separate insurance
concurrent in form or contributing in the event of loss of the Credit Party Collateral with that required to be maintained under this Section 6.7, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Each Credit Party immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.8 LOCATION OF INVENTORY/CHIEF EXECUTIVE OFFICES. Keep each Credit Party's Inventory only at the locations identified on Schedule 5.4 and their chief executive offices only at the locations identified on Schedule 5.6(b); provided, however, that Borrower may amend (a) Schedule 5.4, on behalf of any Credit Party as contemplated by Section 6.13, and (b) Schedule 5.6, on behalf of any Credit Party, provided in the case of clause (b) hereof so long as (i) such amendment occurs by written notice to Agent not less than 30 days prior to the date such chief executive office is relocated and (ii) such new location is within the United States, Puerto Rico or any U.S. Territory. Within a commercially reasonable time following written notification with respect to any Non-Owned Warehouse, Borrower shall provide Agent a Collateral Access Agreement with respect thereto.

         6.9 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         6.10 LEASES. Pay when due all rents and other amounts payable under any leases to which any Credit Party is a party or by which any Credit Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest or unless nonpayment of such rents and other amounts, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         6.11 EXISTENCE. At all times preserve and keep in full force and effect each Credit Party's valid existence and good standing and any rights and franchises material to their businesses.

         6.12 ENVIRONMENTAL. Except for such Environmental Liens, failures to comply, releases, Environmental Actions, notices, citations or orders which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) keep any property either owned or operated by any Credit Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply with all applicable Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Credit Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Credit Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Credit Party, and (iii) notice of any violation, citation, or other administrative order received by any Credit Party.

         6.13 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made; provided, that with respect to Schedules E-1 (in respect of Pool Locations), E-2, 5.4, 5.17, and 5.20, Borrower shall provide updates to such Schedules as necessary in its discretion to reflect material changes thereto occurring before any quarterly update thereto, but in any event no less than quarterly; provided, further, that any reference herein to any Schedule(s) shall be deemed to be a reference to such Schedule(s) as updated pursuant hereto. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

         6.14 FORMATION OF SUBSIDIARIES. At the time that any Credit Party forms or acquires any direct or indirect Subsidiary after the Closing Date (other than an Excluded Subsidiary), such Credit Party shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement (as a Guarantor and Credit Party), together with such other security documents, as well as appropriate UCC-1 financing statements, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than any such assets that would not be required to be subject to Agent's Liens if they were assets of any Credit Party)) and (b) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document.

7.       NEGATIVE COVENANTS.

                  Each Credit Party, jointly and severally, covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, such Credit Party will not and will not permit any of its Subsidiaries which is a Credit Party to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement and the
other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit and any other Obligations that constitute Indebtedness,

                           (b) Indebtedness set forth on Schedule 5.19,

                           (c) Permitted Purchase Money Indebtedness,

                           (d) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's Permitted Discretion, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

                           (e) Subordinated Indebtedness of any Credit Party;
provided, immediately prior to, and after giving effect to the incurrence of such Subordinated Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result from such incurrence;

                           (f) Indebtedness of any Credit Party to any other
Credit Party and Indebtedness of a Credit Party guaranteeing Indebtedness of another Credit Party otherwise permitted under this Section 7.1;

                           (g) Indebtedness which may be deemed to exist
pursuant to any guaranties, performance, surety, statutory, appeal or similar bonds or obligations incurred in the ordinary course of business;

                           (h) Indebtedness in respect of netting services,
overdraft protections and otherwise in connection with Deposit Accounts maintained in the ordinary course of business;

                           (i) guaranties in the ordinary course of business of
the obligations of suppliers, customers, franchisees and licensees of any Credit Party;

                           (j) Indebtedness of any Credit Party consisting of
guaranties of obligations of a Subsidiary of a Credit Party which is not an Asian Subsidiary, provided that (i) such guaranties are subordinated in right of payment to the Obligations, (ii) such

Indebtedness, together with Investments made pursuant to Section 7.10(c) in the aggregate does not exceed at any one time outstanding $20,000,000, (iii) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness and (iv) such guaranties are otherwise on terms and conditions satisfactory to the Agent in its Permitted Discretion;

                           (k) Indebtedness of any Credit Party consisting of
guaranties of the obligations of any Asian Subsidiary, provided that (i) such guaranties are subordinated in right of payment to the Obligations, (ii) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness and (iii) the subordination terms of such guaranties are otherwise on terms and conditions satisfactory to the Agent in its Permitted Discretion;

                           (l) endorsement of instruments or other payment items
for deposit;

                           (m) Indebtedness under Capital Leases arising out of
Permitted Sale-Leasebacks made in compliance with Section 7.15, in an aggregate amount not to exceed at any time $30,000,000;

                           (n) Indebtedness under Hedge Agreements incurred for
bona fide hedging purposes and not for speculation; and

                           (o) other Indebtedness of the Credit Parties, in an
aggregate amount not to exceed at any time $50,000,000.

         7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                           (a) Permitted Liens (including Liens that are
replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness); and

                           (b) Liens on assets other than the Credit Party
Collateral securing Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding.

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES/DISPOSAL OF ASSETS. Enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

                           (a) any Credit Party may be merged with or into a
Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Credit Party; provided, (i) at the time of any such merger, no Event of Default shall exist or shall result from such merger, and (ii) in the case of such a merger, a Credit Party shall be the continuing or surviving Person;

                           (b) Permitted Dispositions;

                           (c) Asset Sales not otherwise permitted hereunder;
provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (ii) at the time of any such Asset Sale, no Event of Default shall exist or shall result from such Asset Sale; (iii) in the case of Asset Sales consisting of the Credit Party Collateral and in the case of any Asset Sale if Availability is less than $60,000,000 at the time of such Asset Sale, no less than 80% of the consideration therefor shall be paid in cash; (iv) in the case of Asset Sales not consisting of the Credit Party Collateral, if Availability is equal to or in excess of $60,000,000, no less than 50% of the consideration therefor shall be paid in cash and (v) at the time of such Asset Sale and after giving effect thereto, the aggregate sales price of all Asset Sales, together, since the Closing Date shall not exceed, in the case of Asset Sales consisting of the Credit Party Collateral, (A) if availability is less than $60,000,000 at the time of such Asset Sale, 5% of the Consolidated Net Tangible Assets of the Parent and its Subsidiaries determined in accordance with GAAP and (B) if Availability is equal to or in excess of $60,000,000 at the time of such Asset Sale, 10% of the Consolidated Net Tangible Assets of the Parent and its Subsidiaries determined in accordance with GAAP, in each case as aggregated with all other Asset Sales occurring after the Closing Date; and

                           (d) Asset Sales of stores developed by any Credit
Party in connection with Permitted Sale-Leasebacks, provided that the proceeds of any such Permitted Sale-Leaseback shall be entirely in cash and shall not be less than 100% of the fair market value of the equipment being sold.

         7.4 CHANGE NAME. Change the name, FEIN, organizational identification number, state of organization or organizational identity of any Credit Party; provided, however, that any Credit Party may change any of the foregoing upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, such Credit Party provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

         7.5 NATURE OF BUSINESS. Make any material change in the principal nature of its or their business. Any change in the types of products sold or the methods or channels of distribution shall not constitute a material change in the principal nature of the business of the Credit Parties.

         7.6 AMENDMENTS. Amend or otherwise change the terms of any Subordinated Indebtedness if the effect of such amendment or other change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or change any condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise modify the same in a manner favorable to the Credit Parties), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of any such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or representative on their behalf) which would be adverse to any Credit Party or the Lenders.

         7.7 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.8 DISTRIBUTIONS. Make or set apart any sum for any Restricted Payment, except that (i) Parent may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the subordination provisions contained in the Indenture; (ii) any Credit Party may make Restricted Payments to any other Credit Party; and (iii) Parent may make Restricted Payments consisting of the repurchase of shares of common stock of Parent from employees of any Credit Party provided that (x) no Default or Event of Default is then existing or would result from such Restricted Payment and (y) no more than $5,000,000 in the aggregate of such Restricted Payments pursuant to this clause (iii) may be made in any fiscal year of the Parent and its Subsidiaries.

                  Notwithstanding the foregoing, any Credit Party may make any Restricted Payment so long as Availability at the time of such Restricted Payment is (and is reasonably expected to be for a period of three months following such Restricted Payment) greater than or equal to $60,000,000 both before and after giving effect to any such Restricted Payment as evidenced by the delivery by the Borrower of a certificate to Agent not later than ten (10) days prior to such Restricted Payment certifying to and demonstrating such Availability.

         7.9 ACCOUNTING METHODS. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or as otherwise permitted by GAAP).

         7.10 INVESTMENTS. Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment, except;

                           (a) Permitted Investments;

                           (b) Investments or commitments to make Investments
existing on the Closing Date and described on Schedule 7.10; and

                           (c) other Investments of the Credit Parties made
after the Closing Date in an aggregate amount not to exceed, when aggregated with Investments made after the Closing Date pursuant to clause (b) of this
Section 7.10 and Indebtedness outstanding pursuant to Section 7.1(j), $20,000,000, provided that no more than $10,000,000 of such Investments under this clause (c) may be funded with the proceeds of any Advance under this Agreement.

                  Notwithstanding the foregoing, the Credit Parties may make any Investments so long as Availability at the time of such Investment is (and is reasonably expected to be for a period of three months following such Investment) greater than or equal to $60,000,000 both before and after giving effect to any such Investment as evidenced by the delivery by the Borrower of a certificate not later than ten (10) days prior to any such Investment to Agent certifying to and demonstrating such Availability.

         7.11 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of a Credit Party except for transactions that are in the ordinary course of a Credit Party's business, upon fair and reasonable terms and that are no less favorable to such Credit Party than would be obtained in an arm's length transaction with a non-Affiliate provided that the foregoing restriction shall not apply to (a) any transaction between Credit Parties; (b) reasonable and customary fees paid to members of the board of directors of a Credit Party; (c) compensation arrangements for officers and other employees of the Credit Parties entered into in the ordinary course of business; and (d) transactions described in Schedule 7.11; provided, however, that the Credit Parties may enter into transactions with Affiliates which do not comply with this Section 7.11 provided that the aggregate value (or cost) of such transactions do not exceed $10,000,000 in any fiscal year of the Parent.

         7.12 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.13 EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES

                  If any Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired (other than Permitted Liens and other Liens permitted by Section 7.2), it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured;

provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Required Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a Permitted Disposition, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (c) restrictions contained in the Indenture as in effect on the Closing Date, no Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired. Notwithstanding anything else in this Agreement to the contrary, except for Permitted Liens, no Credit Party shall incur a Lien on any of its General Intangibles without the prior written consent of Agent and the Required Lenders.

         7.14 MINIMUM GROSS COLLATERAL AVAILABILITY. The Credit Parties shall have at all times Gross Collateral Availability equal to or greater than $25,000,000.

         7.15 SALES AND LEASE-BACKS. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired (a "Sale-Leaseback"), which such Credit Party (a) has sold or transferred or is to sell or transfer to any other Person (other than a Credit Party), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than another Credit Party) in connection with such lease; provided, however, that a Credit Party may enter into Sale-Leasebacks not involving the Credit Party Collateral at market rates and subject to compliance with Section 7.3(d) provided that the aggregate amount of such Sale-Leasebacks since the Closing Date shall not exceed $30,000,000 ("Permitted Sale-Leasebacks"). For avoidance of doubt, Sale-Leasebacks that result in Capital Leases shall be treated as Indebtedness for all purposes of this Agreement.

8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay (a) when due any installment of principal of any Obligations, whether at stated maturity, by acceleration or otherwise,
(b) when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or (c) any interest on any Obligations or any fee or any other amount due with respect to the Obligations within five (5) days after the date due;

         8.2 If Borrower:

                           (a) fails to perform, keep, or observe any term,
provision, condition, covenant, or agreement contained in Sections 3.2, 4.5, 6.7(a), 6.11, and 7.1 through 7.15 of this Agreement;

                           (b) fails or neglects to perform, keep, or otherwise
observe any term, provision, condition, covenant, or agreement contained in Sections 2.7(b), 2.7(f), 2.7(g), 2.7(h), 4.6, 6.2, or 6.9 of this Agreement and such failure continues for a period of 10 days; or

                           (c) fails or neglects to perform, keep, or observe
any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents), in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days from the earlier of (a) an officer of any Credit Party becoming aware of such failure or (b) notice thereof from Agent or a Lender;

         8.3 If any material portion of any Material Credit Party's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 60 days (so long as Availability is equal to or greater than $75,000,000, otherwise 30 days) after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries or Borrower admits in writing its inability to, or is generally unable to, pay its debts as such debts become due;

         8.5 If an Insolvency Proceeding is commenced against Borrower, Parent, or any other Material Credit Party, and any of the following events occur: (a) Borrower, Parent or such other Material Credit Party consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower, Parent or any other Material Credit Party, or (e) an order for relief shall have been entered therein;

         8.6 If any Credit Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If there is a default in one or more agreements to which any Credit Party is a party relative to such Credit Party's Indebtedness involving an aggregate amount of $10,000,000, or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of any Credit Party's obligations thereunder or to terminate such agreement;

         8.8 If any Credit Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is not prohibited by the terms of the subordination provisions applicable to such Indebtedness;

         8.9 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Credit Party, or any officer, employee, agent, or director of any Credit Party;

         8.10 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Credit Party Collateral covered hereby or thereby; or

         8.11 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Credit Party, or a proceeding shall be commenced by any Credit Party, or by any Governmental Authority having jurisdiction over any Credit Party, seeking to establish the invalidity or unenforceability thereof, or any Credit Party shall deny that it has any liability or obligation purported to be created under any Loan Document.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each Credit Party:

                           (a) Declare all Obligations (or any portion thereof),
whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease (or restrict) advancing money or extending
credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                           (c) Upon notice to Borrower (except with respect to
an Event of Default under Sections 8.4 or 8.5, in which case no notice shall be required), terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Credit Party Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with any Credit Party's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e) Cause any Credit Party to hold all of its
returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of such Credit Party or in such Credit Party's possession;

                           (f) Without notice to or demand upon any Credit
Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Credit Party Collateral. Each Credit Party agrees to assemble the Credit Party Collateral if Agent so requires, and to make the Credit Party Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Credit Party authorizes Agent to enter the premises where the Credit Party Collateral is located, to take and maintain possession of the Credit Party Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Credit Party Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of any Credit Party's owned or leased premises, each Credit Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to any Credit Party (such notice
being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Credit Party held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Credit Party held by the Lender Group;

                           (h) Hold, as cash collateral, any and all balances
and deposits of any Credit Party held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                           (i) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Credit Party

Collateral. Each Credit Party hereby grants to Agent a non-exclusive license or other right to use, without charge, such Credit Party's instruments and General Intangibles, including, without limitation, labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, merchandising systems, inventory locations, fixed assets or any property of a similar nature, as it pertains to the Credit Party Collateral, in completing production of, advertising for sale, and selling any Credit Party Collateral and such Credit Party's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (j) Sell the Credit Party Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Credit Party's premises) as Agent determines is commercially reasonable. It is not necessary that the Credit Party Collateral be present at any such sale;

                           (k) Agent shall give notice of the disposition of the
Credit Party Collateral as follows:

                           (i) Agent shall give Borrower on behalf of the Credit Parties, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Credit Party Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Credit Party Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (l) Agent, on behalf of the Lender Group, may credit
bid and purchase at any public sale;

                           (m) Agent may seek the appointment of a receiver or
keeper to take possession of all or any portion of the Credit Party Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

                           (n) The Lender Group shall have all other rights and
remedies available at law or in equity or pursuant to any other Loan Document.

; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any

Credit Party or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Credit Party.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If any Credit Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such Reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Each Credit Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Credit Party may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR CREDIT PARTY COLLATERAL. Each Credit Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the

Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Credit Party Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Credit Party Collateral shall be borne by the Credit Parties.

         11.3 INDEMNIFICATION. Each Credit Party shall jointly and severally pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of each Credit Party's compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, no Credit Party shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence (as opposed to negligence) or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Credit Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Credit Party with respect thereto.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by the Credit Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to the Credit Parties or Agent, as the case may be, at its address set forth below:

         If to any Credit Party:    PAYLESS SHOESOURCE, INC.
                                    3231 Southeast Sixth Avenue
                                    Topeka, Kansas 66607-2207
                                    Attn: General Counsel
                                    Fax No. (785) 368-7524

                With a copy to:     WACHTELL, LIPTON, ROSEN & KATZ
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn: Richard G. Mason
                                    Fax No. (212) 403-2000

                    If to Agent:    WELLS FARGO RETAIL FINANCE, LLC
                                    One Boston Place, 18th Floor
                                    Boston, Massachusetts, 02108
                                    Attn: Francis D. O'Connor
                                    Fax No. (617) 523-4032

                  Agent and any Credit Party may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Credit Party Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Credit Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Credit Party Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                           (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS
ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY CREDIT PARTY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH CREDIT PARTY COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE CREDIT PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                           (c) EACH OF THE CREDIT PARTIES AND THE LENDER GROUP
HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE CREDIT PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Any Lender may assign and delegate to one or more
assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

                           (b) From and after the date that Agent notifies the
assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.8 of this Agreement.

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon Agent's receipt of the required
processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e) Any Lender may at any time, with the written
consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Credit Party Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the

Collections of any Credit Party, the Credit Party Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Notwithstanding the foregoing, for purposes of Section 16.11, a Participant shall be treated as a Lender that is an assignee of the Originating Lender.

                           (f) In connection with any such assignment or
participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 18.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

                           (g) Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement, including without limitation, in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR
Section 203.24 (and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law).

                           (h) Agent, acting solely for this purpose as an agent
of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each Lender, and the Revolving Commitments of, and principal amount of the Advances owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Credit Party may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Credit Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Credit Party is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and each Credit Party and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and each Credit Party, do any of the following:

                           (a) increase or extend any Commitment of any Lender,

                           (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                           (c) reduce the principal of, or the rate of interest
on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                           (d) change the percentage of the Commitments that is
required to take any action hereunder,

                           (e) amend or modify this Section or any provision of
the Agreement providing for consent or other action by all Lenders,

                           (f) release the Credit Party Collateral other than as
permitted by Section 16.12,

                           (g) change the definition of "Required Lenders" or
"Pro Rata Share",

                           (h) contractually subordinate any of the Agent's
Liens other than with respect to a release of the Credit Party Collateral otherwise permitted by Section 16.12,

                           (i) release any Credit Party from any obligation for
the payment of money, other than, with respect to any Credit Party other than the Parent, Borrower or Payless Missouri, as would be permitted with respect to a release of the Credit Party Collateral permitted by Section 16.12, or

                           (j) change the definition of Borrowing Base or the
definitions of Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Landed Inventory, Maximum Revolver Amount, or change Section 2.1(b) (provided that Agent's establishment and adjustment of the Reserves as permitted by Section 2.1(b) shall not be considered a change for purposes of this Section 15.1(j)),

                           (k) amend any of the provisions of Section 16, or

                           (l) amend Section 7.14,
and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Credit Party, shall not require consent by or the agreement of such Credit Party. For purposes of clarification, other than as required by Section 2.2, no Lender consent will be required with respect to the Revolver Increase.

         15.2     REPLACEMENT OF HOLDOUT LENDER.

                           (a) (i) If any action to be taken by the Lender Group
or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender fails to give its consent, authorization, or agreement or (ii) if any Lender gives notice to Borrower pursuant to Section
2.14 (in each case, a "Holdout Lender"), then Borrower or Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                           (b) Prior to the effective date of such replacement,
the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by each Credit Party of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 (other than Section 16.11 and the release provisions in Section 16.12) are solely for the benefit of Agent, and the Lenders, and the Credit Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Credit Party Collateral, the Collections of each Credit Party, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of each Credit Party as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Credit

Party Collateral and the Collections of each Credit Party, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to each Credit Party, the Obligations, the Credit Party Collateral, the Collections of each Credit Party, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3     LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Credit Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Credit Party or the books or records or properties of any Credit Party or its Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Credit Party or its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Credit Party and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Credit Party and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Credit Party Collateral, whether or not any Credit Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of each Credit Party received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of each Credit Party received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of a Credit Party. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Credit Party and its Affiliates and any other Person party to any Loan Documents as though WFRF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding any Credit Party or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Credit Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall, in consultation with Borrower, appoint a successor Agent for the Lenders. If no successor Agent is appointed and shall have accepted such appointment prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders chosen in consultation with Borrower. In any such event (whether an appointment by Agent or by the Required Lenders) described in the two immediately preceding sentences, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Credit Party and its Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding any Credit Party or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Credit Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing

Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

         16.11    WITHHOLDING TAXES.

                           (a) If any Lender is a "foreign person" within the
meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                           (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception,
                  (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or
                  (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement to the Lender and at any other time reasonably requested by Agent or Borrower;

                           (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest to the Lender under this Agreement and at any other time reasonably requested by Agent or Borrower;

                           (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest to the Lender is due under this Agreement and at any other time reasonably requested by Agent or Borrower; and

                           (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax, as reasonably requested by Agent or Borrower at times reasonably requested by Agent or Borrower.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b) If any Lender claims exemption from, or reduction
of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of

Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                           (c) Subject to Section 16.11(e), if any Lender is
entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (d) If the IRS or any other Governmental Authority of
the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                           (e) All payments made by Borrower hereunder or under
any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). To the extent permitted by applicable law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence or (iii) as provided in Section 16.11(f). Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

                           (f) Notwithstanding anything in this Section 16.11,
Borrower will not be required to make payments under this Section 16.11 (including any increased payments under Section 16.11(e)) with respect to taxes that are imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office outside the United States), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 16.11.

                           (g) If any payment by the Borrower is made to or for
the account of the Lender after deduction for or on account of any Taxes, and increased payments are made by Borrower pursuant to this Section 16.11, then, if the Lender reasonably determines that it has received or been granted a refund of, credit against or remission of such Taxes, such Lender shall reimburse to Borrower such amount as such Lender shall determine to be attributable to the relevant Taxes or deduction or withholding; provided, that (i) such Lender shall not be obligated to disclose to Borrower any information regarding its tax affairs and computations, and (ii) nothing herein shall be construed so as to interfere with the right of such Lender to arrange its tax affairs as it deems appropriate. If the Lender reasonably determines that a refund or credit is disallowed or reduced, Borrower shall promptly reimburse the Lender to the extent of such disallowance or reduction (and any interest paid to any applicable taxing authority).

         16.12    COLLATERAL MATTERS.

                           (a) The Lenders hereby irrevocably authorize Agent,
at its option and in its sole discretion (it being understood that such release shall be mandatory under the circumstances described in clauses (ii) and (iv) below if no Event of Default has occurred and is continuing at the time of such circumstances described in clause (ii) and (iv) below), to release any Lien on any Credit Party Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.3 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry) in which case Agent shall release such Credit Party Collateral at the request of Borrower, (iii) constituting property in which no Credit Party owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or
(iv) constituting property leased to any Credit Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Credit Party Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Credit Party Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Credit Party Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Credit Party in respect of) all interests retained by each Credit Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Credit Party Collateral.

                           (b) Agent shall have no obligation whatsoever to any
of the Lenders to assure that the Credit Party Collateral exists or is owned by a Credit Party or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Credit Party Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Credit Party Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                           (a) Each of the Lenders agrees that it shall not,
without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Credit Party Collateral.

                           (b) If, at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff, or otherwise, any proceeds of the Credit Party Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall
(1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Credit Party Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Credit Party Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE CREDIT PARTY COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Credit Party Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                           (a) is deemed to have requested that Agent furnish
such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                           (b) expressly agrees and acknowledges that each of
Agent and Borrower (i) do not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, except with respect to Borrower to the extent that it has supplied materially false or misleading information contained in any Report,

                           (c) expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the applicable Credit Party and will rely significantly upon the Books, as well as on representations of such Credit Party's personnel,

                           (d) agrees to keep all Reports and other material,
non-public information regarding each Credit Party and its operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 18.8, and

                           (e) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Credit Party, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Credit Party, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Credit Party to Agent that has not been contemporaneously provided by such Credit Party to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Credit Party, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of such Credit Party the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to such Credit Party a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Credit Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Winston & Strawn LLP ("Winston") only has represented and only shall represent WFRF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Winston does not represent it in connection with any such matters.

17. GUARANTY.

         17.1 GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 17.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent for the ratable benefit of the Lender Group the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "Guaranteed Obligations").

         17.2 CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by
(b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 17.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 17.2), minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 17.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 17.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 17.2.

         17.3 PAYMENT BY GUARANTORS. Subject to Section 17.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any member of the Lender Group may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Agent for the ratable benefit of the Lender Group, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Lender Group as aforesaid.

         17.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                           (a) this Guaranty is a guaranty of payment when due
and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                           (b) Agent may enforce this Guaranty upon the
occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any member of the Lender Group with respect to the existence of such Event of Default;

                           (c) the obligations of each Guarantor hereunder are
independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

                           (d) payment by any Guarantor of a portion, but not
all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                           (e) Any member of the Lender Group, upon such terms
as it deems appropriate, without or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such member of the Lender Bank Group in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such member of the Lender Bank Group may have against any such security, in each case as such member of the Lender Bank Group in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other right available to it under the Loan Documents; and

                           (f) this Guaranty and the obligations of Guarantors
hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment the Guaranteed Obligations
(ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations or any agreement relating thereto, at any time being found to be illegal invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guarantee Obligations, even though any member of the Lender Group might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any member of the Lender Group's consent to the change, reorganization or termination of the corporate structure or existence of any Credit Party and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any member of the Lender Group in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         17.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of the Lender Group: (a) any right to require any member of the Lender Group, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person,
(iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any member of the Lender Group in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any member of the Lender Group whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any member of the Lender Group's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any member of the Lender Group protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 17.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         17.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any member of the Lender Group now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any member of the Lender Group. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section
17.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any member of the Lender Group may have against Borrower, to all right, title and interest any member of the Lender Group may have in any such collateral or security, and to any right any member of the Lender Group may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Agent on behalf of the Lender Group and shall forthwith be paid over to Agent for the benefit of the Lender Group to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         17.7 SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of the Lender Group and shall forthwith be paid over to Agent for the benefit of the Lender Group to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         17.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         17.9 AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any member of the Lender Group to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         17.10 FINANCIAL CONDITION OF BORROWER. Any Advance may be made to Borrower or continued from time to time, and any other agreements relating to the Obligations may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such other agreement is entered into, as the case may be. No member of the Lender Group shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any member of the Lender Group to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any member of the Lender Group.

         17.11 BANKRUPTCY, ETC.

                           (a) The obligations of Guarantors hereunder shall not
be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                           (b) Each Guarantor acknowledges and agrees that any
interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Lender Group that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                           (c) In the event that all or any portion of the
Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any member of the Lender Group as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

18. GENERAL PROVISIONS.

         18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Credit Party, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or the Credit Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         18.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders pursuant to Section 15.1) and each Credit Party.

         18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Credit Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of such Credit Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         18.8 CONFIDENTIALITY. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding any Credit Party, its operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, who are advised about the confidentiality of such information (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 18.8 or similar confidentiality agreement, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation (with prompt notice to Borrower so that Borrower may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 18.8), (d) as may be agreed to in advance by such Credit Party or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process regulation (with prompt notice to Borrower so that Borrower may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 18.8), (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by or on behalf of Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that the disclosing party shall use its best efforts to ensure that such documents are filed under seal. The provisions of this Section 18.8 shall survive the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

         18.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature pages to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                               PAYLESS SHOESOURCE FINANCE, INC.
                               a Nevada Corporation

                               By: /s/ ULLRICH E. PORZIG
                                  ------------------------------------
                               Name: Ullrich E. Porzig
                               Title: President

                               WELLS FARGO RETAIL FINANCE, LLC,
                               a Delaware limited liability company, as Agent and as a Lender

                               By: /s/ FRANCIS D. O'CONNOR
                                  ------------------------------------
                               Title: Senior Vice President

                               CREDIT PARTIES:

                               PAYLESS SHOESOURCE DISTRIBUTION, INC.

                               By: /s/ ULLRICH E. PORZIG
                                  ------------------------------------
                               Name: Ullrich E. Porzig
                               Title: Vice President and Treasurer

                               PAYLESS SHOESOURCE
                               MERCHANDISING, INC.

                               By: /s/ ULLRICH E. PORZIG
                                  ------------------------------------
                               Name: Ullrich E. Porzig
                               Title: Senior Vice President and Treasurer

             Signature Page to Loan, Guaranty and Security Agreement

                               SHOE SOURCING, INC.
                               EASTBOROUGH, INC.
                               DYELIGHTS, INC.
                               PSS DELAWARE COMPANY 2, INC.
                               PSS DELAWARE COMPANY 3, INC.
                               PSS DELAWARE COMPANY 4, INC.

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: Vice President

                               PAYLESS SHOESOURCE GOLD VALUE, INC.
                               PAYLESS PURCHASING SERVICES, INC.
                               PSS LABOR LEASING, INC.
                               PSS INVESTMENT I, INC.
                               PSS INVESTMENT III, INC.
                               PSS CANADA, INC.
                               PAYLESS SHOESOURCE WORLDWIDE, INC.

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: President

                               PAYLESS SHOESOURCE, INC., a Delaware corporation

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: Senior Vice President - Chief Financial
                                      Officer and Treasurer

                               PAYLESS SHOESOURCE, INC., a Missouri corporation

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: President

             Signature Page to Loan, Guaranty and Security Agreement

                               PAYLESS SHOESOURCE LEASING, LLC
                               BY: PAYLESS SHOESOURCE, INC. (ITS SOLE MEMBER)

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: Senior Vice President - Chief Financial Officer and Treasurer

             Signature Page to Loan, Guaranty and Security Agreement

                               PAYLESS SHOESOURCE OF PUERTO RICO, INC.
                               PAYLESS SHOESOURCE OF PUERTO RICO NO. 4150, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4152, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4153, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4157, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4158, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4162, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4163, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4164, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4166, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4167, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4168, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4204, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4207, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4208, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4219, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4220, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4221, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4238, INC. PAYLESS SHOESOURCE OF PUERTO RICO NO. 4940, INC.

                               By: /s/ Ullrich E. Porzig
                                   ---------------------------------
                               Name: Ullrich E. Porzig
                               Title: Vice President

             Signature Page to Loan, Guaranty and Security Agreement

                                   EXHIBIT A-1

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement") is entered into as of between a ("Assignor"), and a ("Assignee"). Reference is made to the agreement described in Annex I annexed hereto (the "Loan Agreement"). Capitalized terms used herein and in Annex I and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

         1. In accordance with the terms and conditions of the Loan Agreement, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, solely that interest in and to Assignor's rights and obligations under the Loan Documents as of the date hereof with respect to Assignor's amount, portion and share of the Revolver Commitment [and/or Obligations](1) as specified in Annex I. After giving effect to such sale and assignment, Assignee's amount, portion and share of the Revolver Commitment [and/or Obligations]1 will be as set forth in Annex I.

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

         3. Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Loan Agreement; (d) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Agent for (i) recording by the

----------

(1) To be modified by Agent as applicable with respect to any assignment of Obligations separate from assignment of Revolver Commitments.

Agent and (ii) delivery by the Agent of a copy thereof to Borrower. The effective date of this Assignment (the "Settlement Date") shall be the later of (a) the date of the execution hereof by the Assignor and the Assignee, the payment by Assignor or Assignee to Agent for Agent's sole and separate account a processing fee in the amount of $5,000, and the receipt of any required consent of the Agent [and Borrower](2), and (b) the date specified in Annex I.

         5. Upon recording by Agent, as of the Settlement Date and pursuant to the terms of the Loan Agreement (a) Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

         6. Upon recording by Agent, from and after the Settlement Date, Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby to Assignee. On the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

         8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                  [Remainder of page left intentionally blank.]

----------

(2) Include only if Borrower has right of approval pursuant to Loan Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers as of the first date written above.

                                       [ASSIGNOR] _________________,
                                       a as Assignor


                                       By:
                                           -------------------------
                                       Name:
                                             -----------------------
                                       Title:
                                              ----------------------


                                       [ASSIGNEE] _________________,
                                       a as Assignee

                                       By:
                                           -------------------------
                                       Name:
                                             -----------------------
                                       Title:
                                              ----------------------

ACCEPTED THIS _____ DAY OF _______, ____

WELLS FARGO RETAIL FINANCE, LLC,
a Delaware limited liability company,
as Agent

By:
    -------------------------
Name:
      -----------------------
Title:
       ----------------------


[PAYLESS SHOESOURCE FINANCE, INC.
as Borrower

By:
    -------------------------
Name:
      -----------------------
Title:
       ----------------------](2)

                                     ANNEX I
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

1.       Borrower:  Payless ShoeSource Finance, Inc.

2.       Name and Date of Loan Agreement:

                  Loan and Security Agreement, dated as of January 15, 2004, as amended, restated, supplemented or otherwise modified from time to time, among Borrower, the other Credit Parties from time to time party thereto, the lenders from time to time Party thereto (the "Lenders"), and Wells Fargo Retail Finance, LLC, as arranger and administrative agent for the Lenders.

3.       Date of Assignment Agreement:                                 ________

4.       Amounts:

         a.  Assigned Amount of the [Revolver Commitment](3)          $________
         b.  Assignee's Resulting [Revolver Commitment](3)            $________

5.       Purchase Price                                               $________

6.       Settlement Date:                                              ________

7.       Notice and Payment Instructions, etc.

         Assignee:                          Assignor:


         Wiring Instructions:               Wiring Instructions:


----------

(3) To be modified by Agent as applicable with respect to any assignment of Obligations separate from assignment of Revolver Commitments.

8.       Agreed and Accepted:

         [ASSIGNEE] _____________           [ASSIGNOR] _____________
         a ________, as Assignee            a _________, as Assignor

         By:                                By:
             -------------------------          -------------------------
         Name:                              Name:
               -----------------------            -----------------------
         Title:                             Title:
                ----------------------             ----------------------


Accepted:
WELLS FARGO RETAIL FINANCE, LLC, as Agent

By:
    -------------------------
Name:
      -----------------------
Title:
       ----------------------

                                   EXHIBIT C-l
                        (FORM OF COMPLIANCE CERTIFICATE)

                           [on Borrower's letterhead]

To:      Wells Fargo Retail Finance, LLC
         One Boston Place
         18th Floor
         Boston, Massachusetts 02108
         Attn: Business Finance Division Manager

                Re: Compliance Certificate dated ______________

Ladies and Gentlemen:

         Reference is made to that certain Loan and Security Agreement, dated as of January 15, 2004 (the "Loan Agreement"), among Payless ShoeSource Finance, Inc., a Nevada corporation ("Borrower"), the other credit parties signatory thereto (together with Borrower, the "Credit Parties") the lenders signatory thereto (the "Lenders"), and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

         Pursuant to Section 6.3 of the Loan Agreement, the undersigned chief financial officer of Borrower hereby certifies that:

         1. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement (with respect to which this Compliance Certificate is being delivered).

         2. The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries.

         3. There does not exist any condition or event that constitutes a Default or an Event of Default, except for such conditions or events listed on
Schedule 2 attached hereto (specifying the nature and period of existence thereof and what action Borrower and/or the applicable Credit Party has taken, is taking, or proposes to take with respect thereto).

         4. The representations and warranties of each Credit Party set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date and except to the extent that such representations and warranties relate to Schedules under the Loan Agreement that require only quarterly updates thereto).

         5. Without limiting the generality of the foregoing, the Gross Collateral Availability measured as of the month ended _________, ____ is $______ which amount [IS/IS NOT] greater than or equal to the minimum Gross Collateral Availability amount set forth in Section 7.14 of the Loan Agreement.

         IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this __ day of January 2004.

                                       PAYLESS SHOESOURCE FINANCE, INC.,
                                       as Borrower

                                       By:
                                           ---------------------------
                                       Name:  Ullrich E. Porzig
                                       Title:  President




                    SIGNATURE PAGE TO COMPLIANCE CERTIFICATE

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE

                          [ATTACH FINANCIAL STATEMENTS]

                                   SCHEDULE 2
                            TO COMPLIANCE CERTIFICATE

    [INCLUDE REQUIRED INFORMATION RELATING TO DEFAULTS OR EVENTS OF DEFAULT]

                                   EXHIBIT L-l

                              FORM OF LIBOR NOTICE


Wells Fargo Retail Finance, LLC
One Boston Place
18th Floor
Boston, Massachusetts 02108
Attention: Business Finance Division Manager

Ladies and Gentlemen:

         Reference is made to that certain Loan and Security Agreement, dated as of January 15, 2004 (the "Loan Agreement"), among Payless ShoeSource Finance, Inc., a Nevada corporation ("Borrower") the other credit parties signatory thereto (together with Borrower, the "Credit Parties"), the lenders signatory thereto (the "Lenders"), and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         This LIBOR Notice represents Borrower's request to elect the LIBOR Option with respect to [outstanding] Advances in the amount of $____________ (the "LIBOR Rate Loan")[, and is a written confirmation of the telephonic notice of such election given to Agent].

         Such LIBOR Rate Loan will have an Interest Period of [1, 2, 3, or 6] month(s) commencing on _____________.

         This LIBOR Notice further confirms Borrower's acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Loan Agreement, of the LIBOR Rate as determined pursuant to the Loan Agreement.

         As to any advance requested hereby, Borrower represents and warrants that (i) as of the date hereof, and as of the effective date of such Advance, each representation or warranty of any Credit Party contained in or pursuant to any Loan Document is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date and except to the extent that such representations and warranties relate to Schedules under the Loan Agreement that require only quarterly updates thereto),
(ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above,
(iii) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the making of the Advance requested above has been issued and remains in force by any Governmental Authority against any Credit Party or any of its Affiliates, and (iv) no Material Adverse Change has occurred.

         As to any conversion or continuation requested hereby, Borrower represents and warrants that no Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, in each case except as to any such Event of Default for which Agent has received written notice (pursuant to Section 16.5 of the Loan Agreement) within 10 Business Days prior to the date hereof.

                                       Dated:
                                              ---------------------------


                                       PAYLESS SHOESOURCE FINANCE, INC.,
                                       as Borrower

                                       By:
                                           ------------------------------
                                       Name:
                                             ----------------------------
                                       Title:
                                              ---------------------------


Acknowledged by:

WELLS FARGO RETAIL FINANCE, LLC,
a Delaware limited liability company, as Agent

By:
    -------------------------
Name:
      -----------------------
Title:
       ----------------------






                        [SIGNATURE PAGE TO LIBOR NOTICE]

                                                                                                                           EXHIBIT M

[PAYLESS SHOESOURCE LOGO]

                    PAYLESS SHOESOURCE, INC.                                                           CERT. #:                 001
                                                                                                                       ------------
                    Borrowing Base Certificate                                                         DATE:               01/21/04
                    --------------------------                                                                         ------------

                    FAX TO:  PHIL CARMICHAEL @ 617-523-4029                                            UPDATES:           MONTHLY
------------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD RECEIVABLES                                  AS OF:                                                                  $0
                                                                -------------                                          -------------
Advance Rate on Credit Card Receivables                                                                                   #VALUE!
                                                                -------------                                          -------------

Total Credit Card Receivables Borrowing Base (capped @ $7MM if reporting monthly, no cap otherwise)                       #VALUE!
                                                                                                                       -------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            COST
                                                                                                                       -------------
SIL & WIL (BELOW-THE-LINE) INVENTORY BALANCE: AS OF:
                                                    ------------
             WIL Payless (WA 2203)                                                                  $0
                                                                                         --------------
             WIL Parade (1WA2203)                                                                   $0
                                                                                         --------------
             WIL Other                                                                               0
                                                                                         --------------
             SIL Payless (SL7703 - BU101ST)                                                          0
                                                                                         --------------
             SIL Parade (1SL7703-BU201ST)                                                            0
                                                                                         --------------
             SIL Payless Canada (GL Acct 161000 BU 103ST)                                            0
                                                                                         --------------
             SIL Payless International (GL Acct 161000 - All Int'l BU's)                             0
                                                                                         --------------
             SIL Other (SL7703 - BU601ST)                                                           $0
                                                                                         --------------
                                                                                                                       -------------
TOTAL SIL & WIL (BELOW-THE-LINE) STOCK LEDGER INVENTORY BALANCE:                                                                 $0
                                                                                                                       -------------

   LESS:     Discontinued Operations (Bundles)                                                       0
                                                                                         --------------
             Canada / International                                                                  0
                                                                                         --------------
             Guam / Saipan / Virgin Islands (SL 7703 Download)                                       0
                                                                                         --------------
             Consigned in Excess of $2.5MM                                                           0
                                                                                         --------------
             Unprocessed Damages (GL 163000)                                                         0
                                                                                         --------------
             WIL Shrink Reserve (1% of Total WIL)                                                    0
                                                                                         --------------
   TOTAL INVENTORY INELIGIBLES                                                                                                    0
                                                                                                                       -------------

   TOTAL ELIGIBLE STOCK LEDGER INVENTORY                                                                                          0
                                                                                                                       -------------

             STANDARD ADVANCE RATE ON COST:                                                      0.00%                            -
                                                                                         --------------                -------------

             ADVANCE RATE: LESSER OF 85% OF NRLV OR 70% OF COST VALUE OF INVENTORY

   PLUS IN-TRANSIT INVENTORY:
                  Eligible Letter of Credit In-Transits:
                                                         ---------------
                  Other Eligible In-Transits:                                                         0 (1) (IT1052)
                                                                                         --------------                -------------

   TOTAL IN-TRANSIT INVENTORY          AS OF:                                                                             #VALUE!
                                            -------------                                                              -------------

                  Less: In-Transit to International (2) (Colon DC PO's)
                                                                                         --------------
                  Less: In-Transit w/o Documentation (3)
                       (Acct 171015 PSIL + BU401CO Wholesaling)                          --------------

                  Less: Letter of Credit Inventory Over 60-Days (4)                                                       #VALUE!
                                                                                         --------------
                  Less: In-Transit Over 60-days (5) (EF1052)
                                                                                         --------------

                  Less: In-Transits from PSIL
                       (related Hong Kong entity) (6) (#1+#2+#3)X30%
                                                                                         --------------
                  Less: In-Transit Not Paid For (7) (#1+#2+#3+#6)X27%
                                                                                         --------------
   TOTAL IN-TRANSIT INELIGIBLES                                                                                                   0
                                                                                                                       -------------
   TOTAL ELIGIBLE IN-TRANSIT INVENTORY                                                                                    #VALUE!
                                                                                                                       -------------
             ADVANCE RATE ON IN-TRANSIT INVENTORY                                                0.00%                    #VALUE!
                                                                                         --------------                -------------
TOTAL INVENTORY BORROWING BASE                                                                                            #VALUE!
                                                                                                                       -------------

   LESS AVAILABILITY RESERVES:
             Gift Cards/Merchandise Credits/Customer Deposits - 50% of Balance    As of:
                                                                                         --------------                -------------
             Rent Reserves (one month's rent for PA, VA and WA)
                                                                                         --------------                -------------
             Landing Cost/Freight & Duty on In-Transit (10% of Eligible In-Transit)                                       #VALUE!
                                                                                         --------------                -------------
   TOTAL AVAILABILITY RESERVES                                                                                            #VALUE!
                                                                                                                       -------------

TOTAL INVENTORY & CREDIT CARD RECEIVABLES BORROWING BASE  - UNCAPPED                                                      #VALUE!
                                                                                                                       -------------

TOTAL INVENTORY & ACCOUNTS RECEIVABLE BORROWING BASE (CAPPED AT $200 MILLION) - CAPPED                                    #VALUE!
                                                                                                                       -------------

====================================================================================================================================

                                                                                                                           EXHIBIT M
[PAYLESS SHOESOURCE LOGO]

                    PAYLESS SHOESOURCE, INC.                                                           CERT. #:                 001
                                                                                                                -------------------
                    Borrowing Base Certificate                                                         DATE:               01/21/04
                    --------------------------                                                                  -------------------


                    FAX TO:  PHIL CARMICHAEL @ 617-523-4029                                            UPDATES:       MONTHLY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   AVAILABILITY CALCULATION (DUE 10:30AM PST FOR SAME-DAY FUNDING)

          BEGINNING PRINCIPAL BALANCE AS OF:                                  01/21/04                                           $0
                                                                             ------------                        -------------------
                    ADD:                      Advances through                01/21/04                                            0
                                                                             ------------                        -------------------
                                              Fees as of                      01/21/04                                            0
                                                                             ------------                        -------------------
                                              Adjustments                     01/21/04                                            0
                                                                             ------------                        -------------------
                    LESS:                     Payments through                01/21/04                                            0
                                                                             ------------                        -------------------
          ENDING PRINCIPAL BALANCE PRIOR TO ADVANCE REQUEST                                                                       0
                                                                                                                 -------------------

          LOAN BALANCE PRIOR TO TODAY'S REQUEST                                                                                   0
                                                                                                                 -------------------

          NET AVAILABILITY PRIOR TO TODAY'S REQUEST                                                                   #VALUE!
                                                                                                                 -------------------

                    TODAY'S ADVANCE REQUEST:                                                                                      0
                                                                                                                 -------------------

          ENDING LOAN BALANCE                                                                                                     0
                                                                                                                 -------------------

          TOTAL L/C'S OUTSTANDING                  Doc:                   $0    Standby:                              #VALUE!
                                                                -------------            --------------          -------------------

          TOTAL EXPOSURE                                                                                              #VALUE!
                                                                                                                 -------------------

          EXCESS AVAILABILITY (minimum Availability at all times of $25MM; based
          on Uncapped Total Borrowing Base)                                                                           #VALUE!
                                                                                                                 -------------------

------------------------------------------------------------------------------------------------------------------------------------



Payless ShoeSource Finance, Inc. (the "Borrower") represents and warrants that (a) said collateral complies with their representations, warrants, and covenants contained in the Loan Agreement between Lender and undersigned and; (b) no "Event of
Default" (as defined in the Loan and Security Agreement) is presently in existence.




Authorized Signer:         Printed Name:  _______________________________________   Signature:  ___________________________________

WFRF  Account Executive:   Printed Name:  _______________________________________   Signature:  ___________________________________

                                  SCHEDULE C-1
                                   COMMITMENTS

           LENDER                          REVOLVER COMMITMENT
WELLS FARGO RETAIL FINANCE, LLC                $200,000,000
TOTAL:                                         $200,000,000

                                  SCHEDULE 6.2
                              COLLATERAL REPORTING

Borrower shall provide Agent with the following documents at the following times in form reasonably satisfactory to Agent:

                  (a) Borrowing Base Certificate. On a quarterly basis within 20 days of the end of each of Borrower's fiscal quarters for the immediately preceding fiscal quarter; provided, however, if Revolver Usage at any time exceeds $25,000,000 then the deliveries required by this clause (a) shall be on a monthly basis, not later than ten days from the fiscal month end, Borrower shall provide to Agent a signed borrowing base certificate based on the most recent completed fiscal month, in form as approved by Agent and including a detailed calculation of the Borrowing Base (including detail regarding those Accounts of the Credit Parties that are not Eligible Accounts) in the form of Exhibit M to the Loan, Guaranty and Security Agreement (a "Borrowing Base Certificate"); provided, further, that, during any Borrowing Base Triggering Period, Agent may require such borrowing base certificate on such more frequent basis as Agent may determine in its Permitted Direction. Such certificate may be sent to Agent electronically (with an electronic signature) or by facsimile transmission, provided, that in each case, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the borrowing base certificate may be made without supporting documentation and such other documentation as may be reasonably requested by Agent from time to time.

                  (b) Borrowing Base Certificate Supporting Documents. At any such time as Borrower shall deliver a Borrowing Base Certificate to Agent pursuant to subsection (a) above, Borrower shall provide to Agent each of the following documents in support thereof:

                           (i) the store stock ledger (SIL) and warehouse stock ledger (WIL) reports of the Credit Parties;

                           (ii) a summary report of the in-transit Inventory of the Credit Parties;

                           (iii) a report of the gift card balances from the general ledger; and

                           (iv) a report of the Credit Card Receivables of the Credit Parties.

                  (c)      Additional Documentation. In addition to subsections
(a) and (b) above, Agent may, in its Permitted Discretion, from time to time require Borrower to deliver to Agent any of the following documents:

                           (i) a detailed aging, by total, of the Inventory of the Credit Parties, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent;

                           (ii) additional supporting documentation for the Borrowing Base Collateral as may be available, including copies of invoices in connection with Credit Parties' Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Credit Parties' Accounts and, for Inventory acquired by any Credit Party, purchase orders and invoices;

                           (iii) a detailed aging, by total, of the Accounts of the Credit Parties, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent;

                           (iv) Inventory reports specifying the cost and the retail value of Inventory, by category, with additional detail showing additions to and deletions therefrom;

                           (v)      "flash sales report";

                           (vi) reconciliation of the stock ledger to the general ledger; and

                           (vii) such other reports or documents as to the Credit Party Collateral or the financial condition of the Credit Parties, as requested by Agent.

                                       2